EXHIBIT 4.3

LIMITED LIABILITY PARTNERSHIP
CONFORMED COPY

ABB LTD

CERTAIN SUBSIDIARIES OF ABB LTD

AS BORROWERS AND GUARANTORS

WITH

BARCLAYS CAPITAL

BAYERISCHE HYPO-UND VEREINSBANK AG

BNP PARIBAS

CITIGROUP GLOBAL MARKETS LIMITED

COMMERZBANK AKTIENGESELLSCHAFT

CREDIT SUISSE

DEUTSCHE BANK AG

DRESDNER KLEINWORT WASSERSTEIN (acting through DRESDNER BANK AG

NIEDERLASSUNG LUXEMBURG)

HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (publ)

HSBC BANK PLC

NORDEA BANK AB (publ)

and

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL)

AS MANDATED LEAD ARRANGERS

with

CREDIT SUISSE

AS FACILITY AGENT, DOLLAR SWINGLINE AGENT AND EURO SWINGLINE AGENT

and

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL)

AS SEK SWINGLINE AGENT

$2,000,000,000

MULTICURRENCY REVOLVING CREDIT AGREEMENT

DATED 4 JULY 2005

THIS AGREEMENT is dated 4 July 2005 and made between:

(1)                            ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland (“ABB”);

(2)                            THE SUBSIDIARIES OF ABB listed in Part V of Schedule 1 (The Original Obligors) as original borrowers (the “Original Borrowers”);

(3)                            ABB AND THE SUBSIDIARIES OF ABB listed in Part V of Schedule 1 (The Original Obligors) as original guarantors (the “Original Guarantors”);

(4)                            BARCLAYS CAPITAL, BAYERISCHE HYPO-UND VEREINSBANK AG, BNP PARIBAS, CITIGROUP GLOBAL MARKETS LIMITED, COMMERZBANK AKTIENGESELLSCHAFT, CREDIT SUISSE, DEUTSCHE BANK AG, DRESDNER KLEINWORT WASSERSTEIN (acting through DRESDNER BANK AG, NIEDERLASSUNG LUXEMBURG), HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (publ), HSBC BANK PLC, NORDEA BANK AB (publ) and SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL) as mandated lead arrangers (the “Mandated Lead Arrangers”);

(5)                            THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) in their respective capacities as original lenders (the “Original Lenders”);

(6)                            CREDIT SUISSE in its capacity as facility agent (the “Facility Agent”);

(7)                            CREDIT SUISSE, CAYMAN ISLANDS BRANCH in its capacity as dollar swingline agent (the “Dollar Swingline Agent”);

(8)                            CREDIT SUISSE in its capacity as euro swingline agent (the “Euro Swingline Agent”); and

(9)                            SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL) in its capacity as SEK swingline agent (the “SEK Swingline Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Accession Letter” means a Borrower Accession Letter or a Guarantor Accession Letter.

“Additional Borrower” means any wholly owned Subsidiary of ABB that has become an Additional Borrower in accordance with Clause 25.2 (Additional Borrowers).

“Additional Guarantor” means any wholly owned Subsidiary of ABB that has become an Additional Guarantor in accordance with Clause 25.4 (Additional Guarantors).

“Additional Obligor” means an Additional Borrower or Additional Guarantor.

“Advance” means any Revolving Advance and, unless the context otherwise requires, a Swingline Advance.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agents” means the Dollar Swingline Agent, the Euro Swingline Agent, the SEK Swingline Agent and the Facility Agent, and “Agent” means, as the context may require, any of them.

“Agreed Jurisdiction” means any of the United States of America, Switzerland, Guernsey, any country that is, at the date of this Agreement, a member of the European Union and any other country approved by all the Lenders.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

“Availability Period” means the period from the date of this Agreement up to and including the date falling one week before the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)                                      the Base Currency Amount of its participation in any outstanding Advances; and

(b)                                     in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Lender’s participation in any Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Dollar Swingline Commitment” means a Dollar Swingline Lender’s Dollar Swingline Commitment minus:

(a)                                      the Base Currency Amount of its participation in any outstanding Dollar Swingline Advances; and

(b)                                     in relation to any proposed Utilisation by way of a Dollar Swingline Advance, the Base Currency Amount of its participation in any Dollar Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Dollar Swingline Lender’s participation in any Dollar Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Dollar Swingline Facility” means the aggregate for the time being of each Dollar Swingline Lender’s Available Dollar Swingline Commitment.

“Available Euro Swingline Commitment” means a Euro Swingline Lender’s Euro Swingline Commitment minus:

(a)                                      the Base Currency Amount of its participation in any outstanding Euro Swingline Advances; and

(b)                                     in relation to any proposed Utilisation by way of a Euro Swingline Advance, the Base Currency Amount of its participation in any Euro Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Euro Swingline Lender’s participation in any Euro Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Euro Swingline Facility” means the aggregate for the time being of each Euro Swingline Lender’s Available Euro Swingline Commitment.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Available SEK Swingline Commitment” means a SEK Swingline Lender’s SEK Swingline Commitment minus:

(a)                                      the Base Currency Amount of its participation in any outstanding SEK Swingline Advances; and

(b)                                     in relation to any proposed Utilisation by way of a SEK Swingline Advance, the Base Currency Amount of its participation in any SEK Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that SEK Swingline Lender’s participation in any SEK Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available SEK Swingline Facility” means the aggregate for the time being of each SEK Swingline Lender’s Available SEK Swingline Commitment.

“Base Currency” means Dollars.

“Base Currency Amount” means, in relation to an Advance, the amount specified in the Utilisation Request delivered by the relevant Borrower for that Advance (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange on the date which is

3 Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Advance.

“Borrower Accession Letter” means a letter substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Borrowers” means each Original Borrower and each Additional Borrower, provided that it has not been released from its rights and obligations under this Agreement in accordance with Clause 25.3 (Resignation of a Borrower).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (excluding the Margin), which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means:

(a)                                      in relation to a Dollar Swingline Advance a day (other than a Saturday or a Sunday) on which banks are open for general business in New York;

(b)                                     in relation to a SEK Swingline Advance a day (other than a Saturday or a Sunday) on which banks are open for general business in Stockholm;

(c)                                      in relation to any Advance (not being a Dollar Swingline Advance or a SEK Swingline Advance) a day (other than a Saturday or Sunday) on which banks are open for general business in London, and:

(i)                        (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(ii)                     (in relation to any date for payment or purchase of Euro) any TARGET Day; and

(d)                                     for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Commitment” means:

(a)                                      in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part I of Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Covenant Compliance Certificate” means a certificate substantially in the form set out in Schedule 11 (Form of Covenant Compliance Certificate).

“Credit Rating” means the corporate rating or, if publicly available, the specific bank loan rating in respect of the Facility.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which (with the expiry of a grace period or the giving of any notice specified in Clause 23 (Events of Default)) would be an Event of Default.

“Disposal” means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

“Dollar Swingline Advance” means any advance made or to be made under the Dollar Swingline Facility pursuant to a Utilisation Request under Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

“Dollar Swingline Commitment” means:

(a)                                      in relation to an Original Lender which is a Dollar Swingline Lender, the amount set opposite its name under the heading “Dollar Swingline Commitment” in Part II of Schedule 1 (The Dollar Swingline Lenders) and the amount of any other Dollar Swingline Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Dollar Swingline Lender, the amount of any Dollar Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Dollar Swingline Facility” means the dollar swingline facility forming part of the Facility as described in paragraph (a)(i) of Clause 2.1 (The Facility).

“Dollar Swingline Lender” means:

(a)                                      any Original Lender whose name is set out in Part II of Schedule 1 (The Dollar Swingline Lenders); and

(b)                                     any bank which has become a Party as a Lender in accordance with Clause 24 (Changes to the Lenders) and to whom a Dollar Swingline Commitment has been transferred, which in each case has not ceased to have a Dollar Swingline Commitment.

“Dollar Swingline Rate” means, at any time, the higher of:

(a)                                      the Prime Rate; and

(b)                                     the Federal Funds Effective Rate plus 0.50 per cent per annum.

“Dutch Borrower” means ABB Capital B.V. and any Additional Borrower which is incorporated or established in The Netherlands.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Obligor” means each Obligor incorporated or established in the Netherlands.

“Environmental Law” means any applicable law in any jurisdiction in which any Group Company conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America and the regulations promulgated and the rulings issued thereunder.

“EURIBOR” means, in relation to any Advance (other than a Euro Swingline Advance) in Euro:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Advance.

“Euro Swingline Advance” means any advance made or to be made under the Euro Swingline Facility pursuant to a Utilisation Request under Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

“Euro Swingline Commitment” means:

(a)                                      in relation to an Original Lender which is a Euro Swingline Lender, the amount (in the Base Currency) set opposite its name under the heading “Euro Swingline Commitment” in Part III of Schedule 1 (The Euro Swingline Lenders) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Euro Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Euro Swingline Facility” means the euro swingline facility forming part of the Facility as described in paragraph (a)(ii) of Clause 2.1 (The Facility).

“Euro Swingline Lender” means:

(a)                                      any Original Lender whose name is set out in Part III of Schedule 1 (The Euro Swingline Lenders); and

(b)                                     any bank which has become Party as a Lender in accordance with Clause 24 (Changes to the Lenders) and to whom a Euro Swingline Commitment has been transferred,

which in each case has not ceased to have a Euro Swingline Commitment.

“Euro Swingline Rate” means, at any time, the aggregate of:

(a)                                      the arithmetic mean of the rates per annum (rounded upwards to four decimal places) as supplied to the Euro Swingline Agent at its request quoted by each Reference Bank to lending banks in the European Interbank market as of 11.00 a.m. Brussels time on the Utilisation Date for that Euro Swingline Advance for the offering of deposits in Euro for a period comparable to the Interest Period for the relevant Euro Swingline Loan and for settlement on that day;

(b)                                     the Margin; and

(c)                                      the Mandatory Cost (if any).

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Exemption Regulation” means the Dutch exemption regulation dated 26 June 2002 (Vrijstellingsregeling Wtk 1992) (as amended from time to time) as promulgated in connection with the WTK.

“Existing Credit Facility” means the US$1,000,000,000 revolving credit facility made available pursuant to a multicurrency revolving facilities agreement dated 17 November 2003, as amended from time to time.

“Existing Lender” has the meaning given to that term in Clause 24.1 (Assignments and Transfers by the Lenders).

“Facility” means the loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facility) incorporating an optional dollar swingline facility, an optional euro swingline facility and an optional SEK swingline facility.

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s Spot Rate of Exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Facility Office” means:

(a)                                      in relation to a Lender (other than in such Lender’s capacity as a Dollar Swingline Lender, a Euro Swingline Lender or a SEK Swingline Lender), the office identified as such opposite such Lender’s name in Part I of Schedule 1 (The Original Lenders) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select;

(b)                                     in relation to a Dollar Swingline Lender, its office in the United States of America in the same time zone as New York City identified as such opposite such Dollar Swingline Lender’s name in Part II of Schedule 1 (The Dollar Swingline Lenders) (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee), or such other office in the United States of America in the same time zone as New York City as it may from time to time select;

(c)                                      in relation to a Euro Swingline Lender, its office identified as such opposite such Euro Swingline Lender’s name in Part III of Schedule 1 (The Euro Swingline Lenders) (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select; and

(d)                                     in relation to a SEK Swingline Lender, its office identified as such opposite such SEK Swingline Lender’s name in Part IV of Schedule 1 (The SEK Swingline Lenders) (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the applicable Agent from three federal funds brokers of recognised standing selected by it.

“Fee Letter” means the fees letter dated on or around the date of this Agreement from the Mandated Lead Arrangers to ABB, the agency fees letter from the Facility Agent to ABB and the swingline agency fees letter dated on or around the date of this Agreement from the SEK Swingline Agent to ABB setting out the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any other document designated as such in writing by the Facility Agent and ABB.

“Finance Party” means any of the Agents, the Mandated Lead Arrangers and the Lenders.

“GAAP” means, in relation to a company, generally accepted accounting principles in its jurisdiction of incorporation or the U.S.

“Group” means ABB and its Subsidiaries and “Group Company” means any one of them.

“Guarantors” means each of the Original Guarantors and each Additional Guarantor, provided that such company has not been released from its rights and obligations hereunder in accordance with Clause 25.6 (Resignation of a Guarantor).

“Guarantor Accession Letter” means a letter substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IBOR” means, as appropriate, LIBOR, STIBOR, or EURIBOR.

“Indebtedness” means, in relation to a person, its obligations (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

(a)                                      moneys borrowed;

(b)                                     any bond, note, loan stock, debenture or similar instrument;

(c)                                      any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (or dematerialised equivalent);

(d)                                     any lease required under GAAP to be treated as a finance lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent that they are sold on a non-recourse basis);

(f)                                        any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of payment obligations;

(g)                                     any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

(h)                                     any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

(i)                                         any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (g) above.

“Information Memorandum” means the document concerning the Group prepared by ABB in relation to the Facility and distributed to selected banks prior to the date of this Agreement.

“Interest Period” means, in relation to an Advance, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Investment Grade Rating” means the Credit Rating of ABB is either:

(a)                                      BBB- (or higher) and Baa3 (or higher) from both S&P and Moody’s; or

(b)                                     either BBB (or higher) from S&P or Baa2 (or higher) from Moody’s.

“Lender” means:

(a)                                      any Original Lender; and

(b)                                     any bank which has become a Party as a Lender in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Advance (other than an Advance in Euro or a Swingline Advance):

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the currency or period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Advance and for a period comparable to the Interest Period for that Advance.

“Majority Lenders” means a Lender or Lenders:

(a)                                      whose share in the outstanding Advances then aggregate more than 66 2/3 % of the aggregate of all the outstanding Advances;

(b)                                     if there is no Advance then outstanding, whose Commitments aggregate more than 66 2/3 % of the Total Commitments; or

(c)                                      if there is no Advance then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregate more than 66 2/3 % of the Total Commitments immediately before the reduction.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 9 (Mandatory Cost).

“Margin” means, at any time in relation to an Advance (other than a Dollar Swingline Advance) the rate per annum computed in accordance with the table set out in Schedule 4 (The Margin) provided that:

(a)                                      on any day that ABB has Credit Ratings from S&P and Moody’s which are divergent from each other, the applicable rate per annum for such day shall be the average of the rates applicable to the two Credit Ratings;

(b)                                     on any day that only one of S&P or Moody’s assigns a Credit Rating to ABB, the applicable rate per annum for such day shall be the rate per annum for that Credit Rating; and

(c)                                      on any day that neither S&P nor Moody’s assigns a Credit Rating to ABB or if an Event of Default has occurred that is continuing, the applicable rate for such day shall be 70 basis points per annum.

“Material Adverse Effect” means a material adverse effect on the ability of the Obligors (taken as a whole) to (i) perform their payment obligations under the Finance Documents or (ii) comply with their financial covenant obligations under this Agreement.

“Material Subsidiary” shall mean:

(a)                                      as at the date of this Agreement, each Borrower and any Subsidiary of ABB that is listed in Schedule 10 (Material Subsidiaries); and

(b)                                     at any time thereafter, each Borrower and any Subsidiary of ABB that:

(i)                        is the holding company of a country (and not a region) that, together with its Subsidiaries, has combined third-party revenues or assets (from non-affiliated parties), prepared in accordance with accounting principles generally accepted in the United States, in excess of 5 per cent. of the consolidated revenues or consolidated total assets of the Group for the most recently completed fiscal year;

(ii)                     on a non-consolidated basis, has combined third-party revenues or assets (from non-affiliated third parties), prepared in accordance with accounting principles generally accepted in the United States, in excess of 10 per cent. of the consolidated revenues or consolidated total assets of the Group for the most recently completed fiscal year; or

(iii)                  has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-affiliated third parties in respect of which a guarantee, keep-well agreement or other credit support has been provided by ABB,

provided always that for purposes of this definition the term “revenues” and “assets” shall exclude any revenues or, as the case may be, assets attributable to activities classified by ABB as non-core or as discontinued operations.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                      if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

“New Lender” has the meaning given to that term in Clause 24.1 (Assignment and transfers by the Lenders).

“Obligors” means the Borrowers and the Guarantors.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Obligors” means the Original Borrowers and the Original Guarantors.

“Original Financial Statements” means:

(a)                                      in relation to ABB, the audited consolidated financial statements of the Group for the financial year ended 31 December 2004;

(b)                                     in relation to each Original Obligor (other than ABB), its audited financial statements for its financial year ended 31 December 2004; and

(c)                                      in relation to any Additional Obligor, its audited financial statements delivered pursuant to Part II of Schedule 2 (Additional Obligor Conditions Precedent).

“Outstandings” means the aggregate of the Base Currency Amount from time to time of each of the Advances.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“PMP” means a professional market party (professionele marktpartij) within the meaning of the Exemption Regulation.

“Policy Guidelines” means the 2005 Dutch Central Bank’s Policy Guidelines (issued in relation to the Exemption Regulation) dated 29 December 2004 (Beleidsregel 2005 kernbegrippen markttoetreding en handhaving Wtk 1992) as amended from time to time.

“Prime Rate” means, in respect of any Dollar Swingline Advance, for any day, the rate of interest per annum determined from time to time by the Dollar Swingline Agent to be its prime rate in effect at its principal office in New York City and notified to the relevant Borrower.

“Project Company” means any Subsidiary of ABB:

(a)                                      which is a single purpose company whose primary purpose is to invest in, lend to or carry out a specific project or portfolio of projects; and

(b)                                     none of whose liabilities to repay Project Finance Indebtedness are the subject of security or a guarantee, indemnity or any similar form of assurance, undertaking or support by any Group Company save to the extent described in the definition of Project Finance Indebtedness.

“Project Finance Indebtedness” means:

(a)                                      any Indebtedness of a Project Company incurred to finance the project constituted by the assets and business of such Project Company or any Indebtedness of such Project Company incurred to refinance any such aforementioned Indebtedness; and

(b)                                     where neither the persons to whom such Indebtedness is owed (whether or not a Group Company) nor any other person shall have any recourse whatsoever to any Group Company (other than such Project Company) for the repayment or payment of any sum relating to such Indebtedness other than recourse directly or indirectly to any Group Company under any form of assurance or undertaking, which recourse (1) is limited to the enforcement of any share pledge granted by a Group Company over its shares in such Project Company or the enforcement of any security granted over a shareholder loan between a Group Company and such Project Company and/or (2) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom that recourse is available and/or (3) entitles the creditor for that Indebtedness or the relevant Project Company, upon default by the Project Company (or in other circumstances specified in the documentation relating to the project) to require a payment to be made (whether to or for the benefit of that creditor, the Project Company or another person), provided that, in the case of (3), where that payment is capable of being for an amount which is material either alone or as a percentage of the Indebtedness financing that project, such recourse is capable of being called on only during the period on or prior to practical completion of the project or of that portion of that project being financed by that Indebtedness; or

(c)                                      which the Majority Lenders shall have agreed to treat as Project Finance Indebtedness for the purposes of this Agreement.

“Qualifying Lender” has the meaning given to such term in Clause 13.1 (Definitions).

“Qualifying Subsidiary” means any Subsidiary of ABB that is incorporated in an Agreed Jurisdiction.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined (other than in respect of a Swingline Advance):

(a)                                      (if the currency is Sterling) the first day of that period;

(b)                                     (if the currency is Euro) two TARGET Days before the first day of that period; or

(c)                                      (for any other currency) two Business Days (which for these purposes only shall mean a day on which banks are open for general business in London) before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means, other than in relation to STIBOR, the principal London offices of Citibank, N.A., Credit Suisse, Barclays Bank PLC and HSBC Bank plc and, in relation to STIBOR, the principal London offices of Nordea Bank AB (publ), Skandinaviska Enskilda Banken AB and Svenska Handesbanken AB, or such other banks as may be appointed by the Facility Agent in consultation with ABB.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Reservations” means any general principles of law which are set out as qualifications as to matters of law in any legal opinion delivered to the Facility Agent under Schedule 2 (Conditions Precedent).

“Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Revolving Advance” means an advance made or to be made under the Facility (including, unless the context otherwise requires, any Dollar Swingline Advance, Euro Swingline Advance or SEK Swingline Advance) or the principal amount outstanding for the time being of that advance.

“Rollover Advance” means one or more Advances (other than Swingline Advances):

(a)                                      made or to be made on the same day that a maturing Advance is due to be repaid;

(b)                                     the aggregate amount of which is equal to or less than the maturing Advance;

(c)                                      in the same currency as the maturing Advance (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                     made or to be made to a Borrower for the purpose of refinancing a maturing Advance made to such Borrower.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies or any successor thereto.

“Screen Rate” means:

(a)                                      in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period;

(b)                                     in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(c)                                      in relation to STIBOR, the percentage rate per annum for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with ABB and the Lenders.

“Securitisations” means:

(a)                                      the securitisation programme established by various Group Companies and Toedi Limited and currently including Credit Suisse, New York Branch as Programme Administrator, such programme being initially established on 19 December 2000;

(b)                                     the securitisation programme established by various Group Companies and arranged by Citibank, N.A. (as operating agent) such programme being initially established on or around 17 December 1999;

(c)                                      any other local or global securitisation programme from time to time established (including as of the date of this Agreement) by any Group Company,

each as may be modified, supplemented, renewed, substituted, varied or amended.

“Security” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien and any other security interest of any kind whatsoever.

“SEK Swingline Advance” means any advance made or to be made under the SEK Swingline Facility pursuant to a Utilisation Request under Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

“SEK Swingline Commitment” means:

(a)                                      in relation to an Original Lender which is a SEK Swingline Lender, the amount (in the Base Currency) set opposite its name under the heading “SEK Swingline Commitment” in Part IV of Schedule 1 (The SEK Swingline Lenders) and the amount of any other SEK Swingline Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other SEK Swingline Lender, the amount of any SEK Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“SEK Swingline Facility” means the SEK swingline facility forming part of the Facility as described in paragraph (a)(iii) of Clause 2.1 (The Facility).

“SEK Swingline Lender” means:

(a)                                      any Original Lender whose name is set out in Part IV of Schedule 1 (The SEK Swingline Lenders); and

(b)                                     any bank which has become a Party as a Lender in accordance with Clause 24 (Changes to the Lenders) and to whom a SEK Swingline Commitment has been transferred,

which in each case has not ceased to have a SEK Swingline Commitment.

“SEK Swingline Rate” means, at any time the aggregate of the applicable:

(a)                                      Margin per annum; and

(b)                                     the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the SEK Swingline Agent at its request by the Reference Banks to leading banks in the European interbank market as of 11.00 a.m. Stockholm time on the Utilisation Date for that SEK Swingline Loan for the offering of deposits in SEK for a period comparable to the Interest Period for the relevant SEK Swingline Loan and for settlement on that day; and

(c)                                      the Mandatory Cost (if any).

“Specified Time” means a time determined in accordance with Schedule 6 (Timetables).

“STIBOR” means in relation to any Advance in SEK:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the relevant currency or the period of that Advance), the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Stockholm interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Swedish Krona for a period comparable to the Interest Period for that Advance.

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985.

“Swingline Advance” means a Dollar Swingline Advance, a Euro Swingline Advance or a SEK Swingline Advance.

“Swingline Agents” means the Dollar Swingline Agent, the Euro Swingline Agent and the SEK Swingline Agent, and “Swingline Agent” means any of them.

“Swingline Lender” means a Dollar Swingline Lender, a Euro Swingline Lender or a SEK Swingline Lender.

“Swingline Rate” means the Dollar Swingline Rate, the Euro Swingline Rate or the SEK Swingline Rate as the context may require.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Termination Date” means the fifth anniversary of the date of this Agreement.

“Total Commitments” means the aggregate Commitments of the Lenders, being $2,000,000,000 at the date of this Agreement.

“Total Outstandings” means the aggregate from time to time of the Outstandings.

“Total Swingline Facility Amount” means the higher of (a) the aggregate Dollar Swingline Commitments, (b) the aggregate Euro Swingline Commitments and (c) the aggregate SEK Swingline Commitments, being $750,000,000 as at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and ABB.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                      the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                     the date on which the Facility Agent executes the Transfer Certificate.

“Trigger Date” means the date on which ABB obtains an Investment Grade Rating.

“Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which an Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Verifiable PMP” means a PMP whose status as such may be determined on the basis of:

(a)                                      its entry in Dutch public register (including on-line registers available on the internet) as referred to in Clauses 1.e.1 through 1.e.5 of the Exemption Regulation; or

(b)                                     a public register published by a regulator of a country as referred to in Clause 1.e.11 of the Exemption Regulation exercising prudential supervision over the PMP to the extent generally accessible via the internet.

“WTK” means the Dutch Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992) (as amended from time to time).

1.2                           Construction

(a)                                      Any reference in this Agreement to:

(i)                        “assets” includes present and future properties, revenues and rights of every description;

(ii)                     “Barclays Capital” is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

(iii)                  the “European interbank market” means the interbank market for Euro operating in Participating Member States;

(iv)                a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)                    a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, the compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)              a “financial year” in relation to ABB, means a period in respect of which it is required to produce annual audited financial statements;

(viii)           a provision of law is a reference to that provision as amended or re-enacted; and

(ix)                   unless a contrary indication appears, a time of day is a reference to London time.

(b)                                     Where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Dollar amount shall, unless the context otherwise requires or the contrary is indicated, be counted on the basis of the equivalent in Dollars of that amount using the Facility Agent’s Spot Rate of Exchange.

(c)                                      Section, Clause and Schedule headings are for ease of reference only.

(d)                                     Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                      A Default is “continuing” if it has not been remedied or waived.

(f)                                        For the avoidance of doubt, if Moody’s or S&P place a Credit Rating on credit watch, that shall not (regardless of outlook) constitute a change in such Credit Rating or be deemed to be no Credit Rating.

1.3                           Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)                                      a necessary action to authorise where applicable, includes without limitation:

(i)                        any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and

(ii)                     obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)                                     a winding-up, administration or dissolution includes a Dutch entity being:

(i)                        declared bankrupt (failliet verklaard);

(ii)                     dissolved (ontbonden);

(c)                                      a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(d)                                     a trustee in bankruptcy includes a curator;

(e)                                      an administrator includes a bewindvoerder;

(f)                                        a(n) (administrative) receiver does not include a curator or bewindvoerder; and

(g)                                     an attachment includes a beslag.

1.4                           Currency Symbols and Definitions

“$” and “Dollars” denote the lawful currency of the United States of America, “£” and “Sterling” denote the lawful currency of the United Kingdom, “Euro” denotes the single currency unit of the European Union as constituted by the Treaty of Rome (as amended) and “SEK” denotes the lawful currency of Sweden.

1.5                           Third Party Rights

A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SECTION 2

THE FACILITY

2.                                 THE FACILITY

2.1                           The Facility

(a)                                      Subject to the terms of this Agreement, the Lenders make available to the Borrowers, a multicurrency revolving credit facility (the “Facility”) in a maximum aggregate amount of $2,000,000,000, including within it the following sub-facilities:

(i)                        a Dollar revolving swingline facility (the “Dollar Swingline Facility”) in a maximum aggregate amount equal to the aggregate Dollar Swingline Commitments;

(ii)                     a Euro revolving swingline facility (the “Euro Swingline Facility”) in a maximum Base Currency Amount equal to the aggregate Euro Swingline Commitments; and

(iii)                  a SEK revolving swingline facility (the “SEK Swingline Facility”) in a maximum Base Currency Amount equal to the aggregate SEK Swingline Commitments.

(b)                                     A Borrower shall only be entitled to utilise the Facility for so long as it is a Qualifying Subsidiary.

2.2                           Lenders’ rights and obligations

(a)                                      The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                     The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from any of the Obligors shall be a separate and independent debt.

(c)                                      A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3                           Facility Offices

(a)                                      Subject to paragraph (b) below, a Lender may (i) change its Facility Office for the purpose of this Agreement and/or (ii) nominate a different Facility Office for the purposes of making a particular Advance or particular type of Advance to any Borrower, in which event such Facility Office shall for the purposes of this Agreement be its Facility Office for that Advance or that type of Advance but not otherwise.

(b)                                     If a Lender changes its Facility Office or nominates a different Facility Office, (i) that Lender will notify the Facility Agent and ABB promptly (and, in any event, within 5 Business Days) of such change or, as the case may be, nomination, and until it does so, the Facility Agent and ABB will be entitled to assume that no such change has taken place and (ii) if the country of such Facility Office is not subject to the Financial Action Task Force any such change or, as the case may be, nomination shall be subject to the prior written consent of the Facility Agent.

2.4                           Obligors’ right and obligations hereunder

(a)                                      Each Obligor (other than ABB) by its execution of this Agreement or an Accession Letter irrevocably appoints ABB to act on its behalf as its agent in relation to the Finance Documents (in this capacity, the “Obligors’ Agent”) and irrevocably authorises (i) ABB on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor and (ii) each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to ABB on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Utilisation Requests) or executed or made such agreements or received any such notice, demand or other communication.

(b)                                     Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)                                      An Obligors’ Agent may resign its appointment hereunder by giving not less than ten Business Days’ prior written notice to that effect to the Facility Agent, provided that no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

3.                                 PURPOSE

3.1                          Purpose

The Borrowers shall apply all amounts borrowed by it under the Facility for the general corporate purposes of the Group, including, without limitation, back-stop financing for commercial paper facilities of the Group, provided that no Swingline Advance shall be used to refinance another Swingline Advance.

3.2                           Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                 CONDITIONS OF UTILISATION

4.1                          Initial conditions precedent

(a)                                      No Utilisation Request may be served unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Facility Agent.

(b)                                     The Facility Agent shall notify ABB and the Lenders promptly upon the conditions set out in paragraph (a) of this Clause 4.1 being satisfied.

4.2                           Further conditions precedent

(a)                                      The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) and Clause 5.8 (Swingline Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (in each case other than in the case of a Rollover Advance):

(i)                        no Default is continuing or would result from the proposed Advance;

(ii)                     the representations to be made by ABB pursuant to Clause 19.15 (Repetition) are true in all respects; and

(iii)                  such proposed Utilisation Date is not within 30 days of ABB providing notice to the Facility Agent in accordance with paragraph (a) of Clause 8.3 (Mandatory Prepayment on Change of Control).

(b)                                     An Advance will not be made if it would result in the Base Currency Amount of all Advances exceeding the Total Commitments.

4.3                           Conditions relating to Optional Currencies

A currency will constitute an Optional Currency in relation to an Advance if it is SEK or Euro, or it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Advance provided that there may not at any time be Advances outstanding denominated in more than 5 Optional Currencies.

4.4                           Maximum number of Advances

(a)                                      No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Advances would be outstanding.

(b)                                     Any Advance made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                                 UTILISATION

5.1                           Delivery of a Utilisation Request

A Borrower may utilise the Facility (other than for the purpose of drawing Swingline Advances, which may be drawn in accordance with Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance) by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                           Completion of a Utilisation Request

(a)                                      Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

(i)                        the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                     the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                  the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)                                     Only one Advance may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request).

5.3                           Currency and amount

(a)                                      The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (Delivery of a Utilisation Request) must, in the case of any Revolving Advance (not being a Swingline Advance), be the Base Currency or an Optional Currency.

(b)                                     The amount of the proposed Advance must be:

(i)                        if the currency selected is the Base Currency, a minimum of $50,000,000 and an integral multiple of $10,000,000; or

(ii)                     if the currency selected is Euro, a minimum of Euro50,000,000 and an integral multiple of Euro10,000,000; or

(iii)                  if the currency selected is SEK, a minimum amount of SEK25,000,000 and an integral multiple of SEK5,000,000; or

(iv)                 if the currency selected is an Optional Currency (other than SEK or Euro), in such minimum amount and multiple as the Facility Agent and ABB may agree,

or, in any case, the amount of the Available Facility.

5.4                           Lenders’ participation

(a)                                      Subject to the other terms of this Agreement, each Lender shall, on the relevant Utilisation Date, make its participation in each Advance available through its Facility Office.

(b)                                     Subject to Clause 6.2 (Unavailability of a currency), the amount of each Lender’s participation in each Revolving Advance (not being a Swingline Advance) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance.

(c)                                      The Facility Agent shall notify each relevant Lender of the amount, currency and the Base Currency Amount of each Advance at the Specified Time.

5.5                           Delivery of a Utilisation Request for a Swingline Advance

The Borrowers may utilise the Dollar Swingline Facility, the Euro Swingline Facility or the SEK Swingline Facility by delivery to the relevant Swingline Agent (with a copy to the Facility Agent) of a duly completed Utilisation Request not later than the Specified Time.

5.6                           Completion of a Utilisation Request for a Swingline Advance

(a)                                      Each Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance) is irrevocable and will not be regarded as having been duly completed unless:

(i)                        it specifies whether the Swingline Advance is to be a Dollar Swingline Advance, a Euro Swingline Advance or a SEK Swingline Advance;

(ii)                     the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)                  the currency and amount of the Utilisation comply with Clause 5.7 (Currency and amount); and

(iv)                 the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)                                     Only one Swingline Advance may be requested in each Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance).

5.7                           Currency and amount

(a)                                      The currency specified in a Utilisation Request delivered pursuant to Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance) must be Dollars (in the case of a Dollar Swingline Advance) or Euro (in the case of a Euro Swingline Advance) or SEK (in the case of a SEK Swingline Advance).

(b)                                     The amount of the proposed Swingline Advance must be:

(i)                        in the case of a Dollar Swingline Advance, a minimum of $50,000,000 and an integral multiple of $10,000,000 or, if less, the Available Dollar Swingline Facility;

(ii)                     in the case of a Euro Swingline Advance, a minimum of Euro 50,000,000 and an integral multiple of Euro 10,000,000 or, if less, the Available Euro Swingline Facility; or

(iii)                  in the case of a SEK Swingline Advance, a minimum of SEK25,000,000 and an integral multiple of SEK5,000,000 or, if less, the Available SEK Swingline Facility.

(c)                                      The amount of a proposed Dollar Swingline Advance or, as the case may be, the Base Currency Amount of a proposed Euro Swingline Advance or, as the case may be, the Base Currency Amount of a proposed SEK Swingline Advance must not, when aggregated with the Base Currency Amount of all outstanding Swingline Advances, exceed the Total Swingline Facility Amount and the Base Currency Amount of a proposed SEK Swingline Advance must not, when aggregated with the Base Currency Amount of all outstanding SEK Swingline Advances, exceed $200,000,000.

5.8                           Swingline Lenders’ participation

(a)                                      If the conditions set out in this Agreement have been met, each Dollar Swingline Lender (in the case of a Dollar Swingline Advance), Euro Swingline Lender (in the case of a Euro Swingline Advance) or SEK Swingline Lender (in the case of a SEK Swingline Advance) shall, on the relevant Utilisation Date, make its participation in each Dollar Swingline Advance (or Euro Swingline Advance or SEK Swingline Advance as applicable) available through its Facility Office.

(b)                                     The amount of each Swingline Lender’s participation in each Dollar Swingline Advance, Euro Swingline Advance or SEK Swingline Advance will be equal to the proportion borne by its Available Dollar Swingline Commitment or, as the case may be, Available Euro Swingline Commitment or, as the case may be, Available SEK Swingline Commitment to the Available Dollar Swingline Facility or, as the case may be, Available Euro Swingline Facility or as the case may be, Available SEK Swingline Facility immediately prior to making the Dollar Swingline Advance (or Euro Swingline Advance or SEK Swingline Advance, as applicable).

(c)                                      The relevant Swingline Agent shall notify each relevant Swingline Lender of the amount, currency and the Base Currency Amount of each Swingline Advance at the Specified Time.

5.9                           Automatic Revolving Advance

(a)                                      In the event that a Borrower does not repay a Swingline Advance made to it in full on the last day of its Interest Period, on the Business Day falling 3 Business Days prior to such day, that Borrower shall be deemed to have served a Utilisation Request for a Revolving Advance (not being a Swingline Advance) to be made on such day in the amount and currency of such Swingline Advance and with an Interest Period of 1 week and such Revolving Advance shall be made on such day in accordance with Clause 5.4 (Lenders’

participation) and the proceeds thereof applied in repayment of the said Swingline Advance.

(b)                                     Paragraph (a) of Clause 4.2 (Further conditions precedent) shall not apply to any Revolving Advance to which this Clause 5.9 refers.

6.                                 OPTIONAL CURRENCIES

6.1                           Selection of currency

The relevant Borrower shall select the currency of an Advance in a Utilisation Request.

6.2                           Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                      the Facility Agent has received notice from a Lender that the Optional Currency (other than Euro, Sterling or SEK) requested is not readily available to it in the amount required; or

(b)                                     a Lender notifies the Facility Agent that compliance with its obligation to participate in a Revolving Advance in the proposed Optional Currency (other than Euro, Sterling or SEK) would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Revolving Advance in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Advance, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Revolving Advance that is due to be repaid) and its participation will be treated as a separate Revolving Advance denominated in the Base Currency during that Interest Period.

6.3                           Notification

The Facility Agent shall notify the Lenders and the relevant Borrower of Optional Currency amounts (and the applicable Facility Agent’s Spot Rate of Exchange) promptly after they are ascertained.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.                                REPAYMENT

7.1                           Repayment of Revolving Advances

(a)                                      Each Borrower shall repay each Revolving Advance made to it on the last day of its Interest Period.

(b)                                     All Advances must be repaid in full on the Termination Date.

8.                                 PREPAYMENT AND CANCELLATION

8.1                           Lender Illegality

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Advance:

(a)                                      that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                     unless the repayment referred to in paragraph (c) below avoids such unlawfulness, upon the Facility Agent notifying ABB, the Commitment of that Lender will be immediately cancelled; and

(c)                                      each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender’s participation in the Advances made to it on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified ABB or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than 5 Business Days after receipt of such notice or, if earlier, the last day of any applicable grace period permitted by law).

8.2                           Borrower Illegality

If it is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents, save where such obligations are not, or could reasonably be considered not to be, material to the interests of the Lenders under the Finance Documents, that Borrower shall within 15 Business Days of being served with notice by the Facility Agent so to do, repay all Advances, together with accrued interest and all other amounts owing by it under the Finance Documents.

8.3                           Mandatory Prepayment on Change of Control

If any person (whether alone or together with any associated person) becomes the beneficial owner of shares in the issued share capital of ABB carrying the right to more than 50% of the votes exercisable at a general meeting of ABB:

(a)                                      ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)                                     if within 15 days following such notification to the Facility Agent any Lender so requests (by delivering a notice to ABB through the Facility Agent), each

Borrower shall, no later than 15 days following such request, prepay that Lender’s portion of all outstanding Advances, together with accrued interest thereon and all other amounts owing to such Lender hereunder and cancel that Lender’s Commitments.

For the purposes of this Clause 8.3, “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected person” (as defined in section 839 of the Income and Corporate Taxes Act 1988) of that person.

8.4                           Voluntary cancellation

ABB may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000 and an integral multiple of $10,000,000) of the Available Facility, the Available Dollar Swingline Facility, the Available Euro Swingline Facility or the Available SEK Swingline Facility. Any cancellation under this Clause 8.4 shall reduce rateably the Commitments, the Dollar Swingline Commitments, the Euro Swingline Commitments or, as the case may be, the SEK Swingline Commitments.

8.5                           Voluntary Prepayment

A Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (in the case of any Advance other than a Swingline Advance) or 1 Business Day’s (in the case of any Swingline Advance) (or in either case such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Advance made to it (but if in part, being an amount that reduces the Base Currency Amount of the Advance by a minimum amount of $25,000,000 and rounded as the Facility Agent may reasonably require).

8.6                           Right of repayment and cancellation in relation to a single Lender

(a)                                      If:

(i)                        any sum payable to any Lender by ABB or an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)                     any Lender claims indemnification from ABB or a Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

then ABB may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Advances.

(b)                                     On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                      On the last day of each Interest Period in respect of an Advance which ends after ABB has given notice under paragraph (a) above (or, if earlier, the date specified by ABB in that notice), each Borrower to whom an Advance is outstanding shall repay that Lender’s participation in that Advance.

8.7                           Restrictions

(a)                                      Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                     Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                      Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)                                     No Borrower shall repay or prepay all or any part of the Advances or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                      No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                        If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to ABB and the affected Borrower or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

9.                                INTEREST

9.1                          Calculation of interest

(a)                                      The rate of interest on each Advance (other than a Swingline Advance) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                        Margin;

(ii)                     IBOR; and

(iii)                  Mandatory Cost (if any).

(b)                                     The rate of interest on each Swingline Advance for each Interest Period shall accrue from day to day and is (in the case of any Dollar Swingline Advance) the Dollar Swingline Rate or (in the case of any Euro Swingline Advance) the Euro Swingline Rate or (in the case of any SEK Swingline Advance) the SEK Swingline Rate.

9.2                          Payment of interest

Each Borrower shall pay accrued interest on each Advance made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3                          Default interest

(a)                                      If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1.00 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance (not being a Swingline Advance) in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

(b)                                     Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                          Notification of rates of interest

The applicable Agent shall promptly notify the Lenders, ABB and the relevant Borrowers of the determination of a rate of interest under this Agreement.

9.5                          Minimum Interest

When entering into this Agreement, the Parties have assumed that the interest payable hereunder is not and will not become subject to Swiss withholding tax. Therefore, if a

Tax Deduction is required by law to be made in one of the circumstances set out in paragraph (d) of Clause 13.2 (Tax gross-up) and if paragraph (c) of Clause 13.2 (Tax gross-up) should be unenforceable in respect of a Borrower incorporated in Switzerland or, if different, resident in Switzerland for tax purposes, each Borrower acknowledges and agrees that:

(a)                                      the interest rates set out in and which are calculated in accordance with Clause 9.1 shall constitute minimum interest rates, which, if Swiss withholding tax should apply, shall be adjusted to ensure that any payment of interest due by a Borrower shall be increased to an amount which (after making any deduction of Swiss withholding tax) results in a payment to the Lender of an amount equal to the payment which would have been due had no deduction of Swiss withholding tax been required. For this purpose, the Swiss withholding tax shall be calculated on the full grossed-up interest amount; and

(b)                                     to the extent that paragraph (a) above applies, each Borrower shall provide to the Lenders the documents required by law or each applicable double taxation treaty for the Lenders to prepare claims for the refund of any Swiss withholding tax so deducted.

10.                          INTEREST PERIODS

(a)                                      The relevant Borrower may select an Interest Period for an Advance in the Utilisation Request on 3 Business Days’ written notice to the Facility Agent from the relevant Borrower.

(b)                                     Subject to this Clause 10, a Borrower may select an Interest Period of:

(i)                        in relation to any Advance (other than a Swingline Advance), 1, 2, 3 or 6 Months or any other period of less than 1 Month to end on the Termination Date or any other period agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders); or

(ii)                     in relation to any Swingline Advance, a period not exceeding 5 Business Days.

(c)                                      An Interest Period for an Advance shall not extend beyond the Termination Date.

(d)                                     Each Revolving Advance has one Interest Period only.

11.                          CHANGES TO THE CALCULATION OF INTEREST

11.1                    Absence of quotations

Subject to Clause 11.2 (Market disruption), if the applicable IBOR or if applicable, the Euro Swingline Rate or the SEK Swingline Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable IBOR or the Euro Swingline Rate or the

SEK Swingline Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                    Market disruption

(a)                                      If a Market Disruption Event occurs in relation to an Advance (other than a Dollar Swingline Advance) for any Interest Period, then the rate of interest on each Lender’s share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

(i)                        the Margin;

(ii)                     the rate notified to the Facility Agent, ABB and the relevant Borrower by that Lender in a certificate (which sets out the details of the computation of the relevant rate and shall be prima facie non-binding evidence of the same) as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

(iii)                  the Mandatory Cost, if any, applicable to that Lender’s participation in the Advance.

(b)                                     In this Agreement “Market Disruption Event” means:

(i)                        in relation to an Advance (not being a Swingline Advance):

(A)                at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the applicable IBOR for the relevant currency and period; or

(B)                  before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed 50 per cent. of that Advance) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of the applicable IBOR; or

(ii)                     in relation to a Euro Swingline Advance or a SEK Swingline Advance, on the relevant Utilisation Date, none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the Euro Swingline Rate or the SEK Swingline Rate, as the case may be.

11.3                    Alternative basis of interest or funding

(a)                                      If a Market Disruption Event occurs and the Facility Agent or ABB so requires, the Facility Agent and ABB shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                     Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Majority Lenders and ABB, be binding on all Parties.

11.4                    Break Costs

(a)                                      The relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b)                                     Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to ABB and the relevant Borrower a certificate (which shall constitute prima facie non-binding evidence of the matters to which it refers) addressed to the Facility Agent, ABB and the relevant Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

12.                          FEES

12.1                    Commitment Fee

(a)                                      ABB shall pay to the Facility Agent (for the account of each Lender) a commitment fee in the Base Currency computed at 35 per cent. per annum of the applicable Margin from time to time on that Lender’s Available Commitment.

(b)                                     The accrued commitment fee is payable on the last day of each successive period of three Months commencing from the date of this Agreement and on the last day of the Availability Period and, if a Lender’s Commitment is cancelled in full, on the amount of that Lender’s Available Commitment immediately before the cancellation became effective.

12.2                    Utilisation Fee

(a)                                      ABB shall pay to the Facility Agent (for the account of the Lenders pro rata to their Commitments) a utilisation fee in respect of the Total Outstandings computed at the rate of:

(i)                        0.05 per cent. per annum for each day that the Total Outstandings are in an amount which is greater than 33 1/3 per cent. but is less than or equal to 66 2/3 per cent. of the Total Commitments; or

(ii)                     0.10 per cent. per annum for each day that the Total Outstandings are in an amount greater than 66 2/3 per cent. of the Total Commitments.

(b)                                     The accrued utilisation fee is payable on the last day of each successive period of three Months commencing from the date of this Agreement and on the Termination Date.

12.3                    Arrangement Fee

ABB shall pay to the Mandated Lead Arrangers the fees in the amounts and at the times agreed in a Fee Letter.

12.4                    Agency Fee

ABB shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                          TAX GROSS UP AND INDEMNITIES

13.1                    Definitions

(a)                                      In this Agreement:

“Initial Borrower Jurisdiction” means any of The Netherlands, the United States of America or Switzerland.

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)                        in respect of a payment by a Borrower incorporated in Switzerland, a Lender which is a bank;

(ii)                     in respect of a payment by a Borrower incorporated in the United States of America, a Lender which is:

(A)                created or organised under the laws of the United States of America or of any state (including the District of Columbia) thereof; or

(B)                  resident in a jurisdiction having and eligible for the benefit of a double taxation agreement with the United States of America which makes provision for full exemption from tax imposed by the United States of America on interest and which does not carry on a business in the United States of America through a permanent establishment with which that Lender’s participation in the Facility is effectively connected; or

(C)                  entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes,

and which has complied with any procedural requirements within its control necessary to receive such payment without the imposition of United States withholding tax; or

(iii)                  in respect of a payment by a Borrower incorporated in any jurisdiction except the United States of America or Switzerland, any Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by ABB or an Obligor to a Finance Party under Clause 9.5 (Minimum Interest), Clause 13.2 (Tax gross-up) or a payment made by ABB or an Obligor under Clause 13.3 (Tax indemnity).

(b)                                     In this Clause 13 a reference to “determines” or “determined” means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination acting in good faith.

13.2                    Tax gross-up

(a)                                      ABB and each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                     ABB, an Obligor or a Lender shall promptly upon becoming aware that ABB or an Obligor (as the case may be) must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify ABB and the relevant Obligor.

(c)                                      If a Tax Deduction is required by law to be made by ABB or an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from ABB or that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                     The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

(i)                        is the Agent or a Mandated Lead Arranger (on its own behalf);

(ii)                     is a Qualifying Lender; or

(iii)                  was a Qualifying Lender at the time it became a Lender but has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e)                                      If ABB or an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                        Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, ABB or the relevant Obligor (as the case may be) shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                     Each Finance Party, ABB and the Obligors shall co-operate in completing any procedural formalities necessary for ABB or an Obligor to make a payment to which the Finance Party is entitled without a Tax Deduction or with a reduced Tax Deduction. Each Finance Party shall on the reasonable written request of ABB or an Obligor complete and deliver to ABB or that Obligor all documentation reasonably required by ABB or that Obligor in order to enable it to make such payments without a Tax Deduction or with a reduced Tax Deduction (so long as the completion or delivery of such documentation would not materially prejudice the legal or commercial position of the relevant Finance Party).

13.3                    Tax indemnity

(a)                                      ABB or the Obligors shall (within three Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)                                     Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)                        under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

(ii)                     under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(iii)                  arising by reason of the making of an Advance to a Borrower in an Initial Borrower Jurisdiction under the law of such jurisdiction, except to the extent arising by reason of a change in law or in any regulation occurring after the date of this Agreement, provided that this paragraph (b)(iii) shall not apply to any Tax assessed or imposed on an Agent, if that Tax is imposed on or calculated by reference to the net income received or receivable (including any sum deemed to be received or receivable) by that Finance Party; or

(iv)                 which is compensated for by Clause 9.5 (Minimum Interest) or Clause 13.2 (Tax Gross Up) (or would have been so compensated but for an exception to those Clauses).

(c)                                      A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify ABB.

(d)                                     A Protected Party shall, on receiving a payment from ABB or an Obligor under this Clause 13.3, notify the Facility Agent.

13.4                    Tax Credit

If ABB or an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                      a Tax Credit is attributable to that Tax Payment; and

(b)                                     that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to ABB (or as the case may be) that Obligor which that Finance Party determines, acting in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by ABB or that Obligor (as the case may be). The relevant Finance Party shall endeavour, acting in good faith, to obtain, utilise and retain the Tax Credit save that it shall not be obliged to disclose any information relating to its tax or other affairs or any computations in respect thereof.

13.5                    Qualifying Lenders

Any Lender which ceases, for any reason, to be a Qualifying Lender shall promptly notify ABB and the relevant Obligor(s) of its change of status.

13.6                    Stamp taxes

The Borrowers shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, but not in respect of any assignment or transfer pursuant to Clause 24 (Changes to the Lenders).

13.7                    Value added tax

(a)                                      All consideration payable under a Finance Document by ABB or the Obligors to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                                     Where a Finance Document requires ABB or the Obligors to reimburse a Finance Party for any costs or expenses, ABB or the Obligors (as the case may be) shall also at the same time pay and indemnify that Finance Party against all VAT directly incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.                          INCREASED COSTS

14.1                    Increased costs

(a)                                      Subject to Clause 14.3 (Exceptions) ABB or the Borrowers shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                     In this Agreement “Increased Costs” means:

(i)                        a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                     an additional or increased cost; or

(iii)                  a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                    Increased cost claims

(a)                                      A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall promptly notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify ABB.

(b)                                     Each Finance Party shall, as soon as practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Increased Costs with (subject to any rights or duties of confidentiality the relevant Finance Party has in respect of such information) full supporting details (which certificate shall constitute prima facie non-binding evidence of the matters to which it relates).

14.3                    Exceptions

(a)                                      Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                        attributable to a Tax Deduction required by law to be made by ABB or an Obligor;

(ii)                     compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)                  not payable as provided in Clause 24.2 (Conditions of Assignment or Transfer);

(iv)                 compensated for by the payment of the Mandatory Cost;

(v)                    attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(vi)                 not notified to ABB within 3 months of being incurred.

(b)                                     In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.                          OTHER INDEMNITIES

15.1                    Currency indemnity

(a)                                      If any sum due from ABB or an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                        making or filing a claim or proof against ABB or any of the Obligors;

(ii)                     obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

ABB or that Obligor (as the case may be) shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                     ABB and each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                    Other indemnities

ABB or the Obligors shall indemnify each Lender upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of:

(a)                                      the occurrence of any Event of Default (but excluding any costs of enforcement save as provided in Clause 17.3 (Enforcement Costs));

(b)                                     a failure by ABB or an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

(c)                                      funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Lender alone); or

(d)                                     an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

15.3                    Indemnity to the Facility Agent

ABB or the Borrowers shall promptly indemnify the Facility Agent, upon presentation of duly documented evidence thereof, against any reasonable cost, loss or liability properly and directly incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                      investigating any event which it reasonably believes is a Default; or

(b)                                     entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)                                      acting or relying on any notice, request or instruction which it reasonably believes (after due enquiry) to be genuine, correct and appropriately authorised.

16.                          MITIGATION BY THE LENDERS

16.1                    Mitigation

(a)                                      Each Finance Party shall, in consultation with ABB, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Lender Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) or which would result in any increased amount being payable under this Agreement by reason of a change in the Mandatory Cost or a change in the reserve requirements imposed by the European Central Bank after the date of this Agreement including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (in each case in accordance with the terms hereof) and, in such circumstances a Lender will, at the request of ABB but subject to ABB indemnifying it for the costs of so doing, transfer its rights and obligations under the Finance Documents to another Lender.

(b)                                     Paragraph (a) above does not in any way limit the obligations of the Obligors under the Finance Documents.

16.2                    Limitation of liability

(a)                                      ABB or the Borrowers shall indemnify each Finance Party, upon presentation of duly documented evidence thereof, for all costs and expenses reasonably and directly incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                                     A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) (other than a transfer of its rights and obligations to another

Lender where ABB or a Borrower indemnifies it for the cost of so doing) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

17.                          COSTS AND EXPENSES

17.1                    Transaction expenses

ABB or the Borrowers shall promptly on demand pay, upon presentation of duly documented evidence thereof, the Agents and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                      this Agreement and any other documents referred to in this Agreement; and

(b)                                     any other Finance Documents executed after the date of this Agreement.

17.2                    Amendment costs

If (a) ABB requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), ABB or the Borrowers shall, within 3 Business Days of demand, reimburse the Facility Agent, upon presentation of duly documented evidence thereof, for the amount of all costs and expenses (including legal fees) reasonably and directly incurred by the Facility Agent and which have previously been agreed with ABB in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                    Enforcement costs

ABB or the Borrowers shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party at any time after the service of a notice by the Facility Agent under Clause 23.11 (Acceleration) in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4                    FSA and ECB costs

(a)                                      This Clause 17.4 applies if, whether now or in the future, either:

(i)                        a requirement to pay fees is imposed by the Financial Services Authority under the Fees Rules; or

(ii)                     a reserve requirement is imposed by the European Central Bank;

which, in either case, is applied to any Lender (and would be applied generally to banks or financial institutions of a similar nature to that Lender) as a consequence of its entering into and/or performing its obligations under this Agreement and/or assuming or maintaining its Commitment under this Agreement and/or making one or more Advances under this Agreement. If, as a result, that Lender’s effective return on its overall capital is reduced, ABB and the Borrowers agree to reimburse that Lender for the amount claimed.

(b)                                     In the event that paragraph (a) above applies, each Lender may submit a certificate setting out a calculation of the amount claimed by it (and in the case of an amount claimed as a result of a reserve requirement being imposed by the European Central Bank, certifying that such amount has been reasonably determined) to the Facility Agent within the period (the “Certification Period”) of 10 Business Days after the end of each Relevant Period. The Facility Agent will notify ABB of the amount claimed by that Lender within 5 Business Days after the end of the relevant Certification Period and ABB or the Borrowers shall (absent manifest error in the relevant notice) reimburse that Lender for the amount claimed within 3 Business Days after the date of such notification.

(c)                                      In this Clause 17.4, a “Relevant Period” is, as appropriate:

(i)                        the period beginning on the date of this Agreement and ending on the 31 December 2005; and

(ii)                     each subsequent period of six months starting on 31 December 2005 and ending on the Termination Date,

and “Fees Rules” means, as appropriate, either:

(i)                        the rules on periodic fees contained in the FSA Supervision Manual; or

(ii)                     such other law or regulations as may be in force from time to time relating to the payment of fees for the acceptance of deposits.

18.                          GUARANTEE AND INDEMNITY

18.1                    Guarantee and indemnity

Subject to the provisos and confirmations contained in Clause 18.9 (Confirmations and Restrictions), each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                      guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                     undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                      indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2                    Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                    Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                      the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                     each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4                    Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                      any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                     the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                      the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                     any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                      any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)                                        any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                     any insolvency or similar proceedings.

18.5                    Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6                    Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                      refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                     hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause.

18.7                    Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full or the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                      to be indemnified by an Obligor;

(b)                                     to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)                                      to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8                    Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9                    Confirmations and Restrictions

(a)                                      Any term or provision of this Clause  or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor which is incorporated in any state of the United States of America (a “US Guarantor”) shall be liable shall not exceed the maximum amount for which such US Guarantor can be liable without rendering this Agreement or any other Finance Document, as it relates to the US Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable state law) (collectively “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of the US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the US Guarantor hereunder) and (b) to the value as assets of the US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to (i) applicable law or (ii) any other agreement providing for an equitable allocation among the US Guarantor and other Subsidiaries or affiliates of any Borrower of obligations arising under this Agreement or any guarantees of the obligations by such parties.

(b)                                     The obligations and liabilities of each Guarantor (excluding ABB) which is incorporated in Switzerland shall in respect of all present and future conditional and unconditional claims of the Finance Parties against any member of the Group other than that Guarantor and its wholly owned Subsidiaries arising from time to time out of the Finance Documents only be deemed to be undertaken or incurred to the extent and in the maximum amount of that Guarantor’s free reserves available for distribution (being the positive difference between the assets of that Guarantor and the aggregate of all liabilities, the amount of the registered share capital and the mandatory reserves at any given time, all these amounts to be established in accordance with Swiss law), taking into account the deduction of Swiss withholding tax at the rate of 35% (or such other rate in force from time to time), subject to any applicable double taxation treaty, levied on any such reserves made available for distribution.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                          REPRESENTATIONS

ABB (in respect of itself and, where specified, each Group Company or each Material Subsidiary) and each other Obligor (in respect of itself) makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1                    Status

(a)                                      It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                     It and each Group Company has the power to own its assets and carry on its business as it is being conducted.

19.2                    Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

19.3                    Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)                                      any law or regulation applicable to it;

(b)                                     its constitutional documents; or

(c)                                      any agreement or instrument binding upon it or any Group Company or any of their assets,

and, in the case of paragraph (c) on any repetition after the date of this Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect.

19.4                    Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5                    Validity and admissibility in evidence

All Authorisations required by ABB and each other Obligor (including, in the case of any Dutch Obligor, and if applicable, any works council advice):

(a)                                      to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                     to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6                    Insolvency

Neither it nor any Material Subsidiary (excluding to the extent relevant Combustion Engineering Inc. and ABB Lummus Global Inc.) has taken any action nor (so far it is aware, having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its assets.

19.7                    No default

(a)                                      No Default is continuing.

(b)                                     No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on a Group Company or to which their assets are subject which has had or could reasonably be expected to have a Material Adverse Effect.

19.8                    No misleading information

(a)                                      Any factual information contained in the Information Memorandum was true and accurate in all material respects as at the date of the Information Memorandum.

(b)                                     Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect as at the date of the Information Memorandum.

19.9                    Financial statements

(a)                                      The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                                     The Original Financial Statements fairly present in all material respects the consolidated financial condition and operations of the Group during the relevant financial year.

(c)                                      Each of the latest audited consolidated financial statements required to be delivered under paragraph (b) of Clause 20.1 (Financial Statements) fairly presents in all material respects the financial position of the Group as at the date to which they were prepared and for the period then ended.

(d)                                     Each of the latest set of consolidated financial statements required to be delivered under paragraph (c) of Clause 20.1 (Financial Statements) fairly presents in all material respects the financial condition of the Group as at the date to which they were prepared and for the period then ended.

19.10              No Material Adverse Effect

Since the date of the most recent annual audited accounts of the Group, no event or events have occurred which have had a Material Adverse Effect.

19.11              Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.12              No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Group Company save in relation to asbestos liabilities relating to the business of Combustion Engineering Inc. and ABB Lummus Global Inc.

19.13              Environmental Compliance

Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

19.14              Dutch Borrower Regulatory Compliance

Each Dutch Borrower represents, warrants and agrees that it has the appropriate exemptive reliefs available pursuant to the Exemption Regulation and that it complies with article 4 of the Exemption Regulation including in particular that:

(a)                                      on the date of this Agreement each Dutch Borrower has verified, to the extent reasonably possible, that each Original Lender qualifies as a PMP in accordance with the Policy Guidelines; and

(b)                                     if on the date on which a New Lender becomes a party to this Agreement, it is a requirement of Dutch law that it is a PMP and that each Dutch Borrower must verify its PMP status in accordance with the Policy Guidelines, on such date each Dutch Borrower has verified that such New Lender qualifies as a PMP in accordance with the Policy Guidelines.

Each Lender represents and warrants to each Obligor on the date of this Agreement that it is a PMP and each New Lender to whom a Lender assigns or transfers any or all of its rights under this Agreement (if on the date such assignment or transfer becomes effective it is a requirement under Dutch law that such New Lender is a PMP) will be deemed to have represented and warranted to each Obligor that on such date it is a PMP.

19.15              Repetition

The representations and warranties in Clause 19.1 (Status) to Clause 19.4 (Power and Authority), paragraphs (c) and (d) of Clause 19.9 (Financial Statements) and Clause 19.10 (No Material Adverse Effect) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period provided that, after the Trigger Date has occurred, the representation and warranty in Clause 19.10 (No Material Adverse Effect) shall not be repeated.

20.                          INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                    Financial statements

(a)                                      ABB and each other Obligor shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 120 days after the end of each of its financial years (in the case of ABB) and within 150 days (in the case of each other Obligor), its statutory audited unconsolidated annual financial statements for that financial year.

(b)                                     ABB shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event before the date falling 120 days after the end of each of its financial years, its audited consolidated annual financial statements.

(c)                                      ABB shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years (except the fourth quarter) its consolidated financial statements for that quarter.

20.2                    Requirements as to financial statements

Each Borrower shall procure that each set of financial statements delivered by it pursuant to Clause 20.1 (Financial statements) is prepared using GAAP.

20.3                    Covenant Compliance Certificate

(a)                                      ABB shall supply to the Facility Agent, semi-annually with each set of audited consolidated financial statements and the relevant set of unaudited consolidated financial statements delivered pursuant to Clause 20.1 (Financial Statements), a Covenant Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21.2 (Financial Condition) as at the date as at which those financial statements were drawn up provided that, at any time on and following the occurrence of the Trigger Date, a Covenant Compliance Certificate will not be required to be delivered in respect of the Financial Covenant set out in paragraph (a) of Clause 21.2 (Financial Condition).

(b)                                     Each Covenant Compliance Certificate shall be signed by two officers of ABB without personal liability.

(c)                                      Each Covenant Compliance Certificate shall be prepared to exclude the effect of changes in US GAAP or the application thereof effective after 30 June 2005.

20.4                    Information: miscellaneous

ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                      all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                     promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are commenced against one or more Group Companies and which could reasonably be expected to have a Material Adverse Effect; and

(c)                                      promptly, such further information regarding the financial condition, business and operations of any Material Subsidiary as any Finance Party (acting through the Facility Agent) may reasonably request.

20.5                    Notification of default

ABB and each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

20.6                    Material Subsidiaries

ABB shall supply to the Facility Agent, with each set of financial statements delivered by it pursuant to paragraph (b) of Clause 20.1 (Financial statements), either:

(a)                                      a complete and up to date list of Material Subsidiaries at that time; or

(b)                                     written confirmation that the list of Material Subsidiaries contained in Schedule 10 (Material Subsidiaries) is complete and up to date at that time.

20.7                    Use of Websites

(a)                                      Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)                        the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                     both ABB and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                  the information is in a format previously agreed between ABB and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify ABB accordingly and ABB shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event ABB shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                     The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by ABB and the Facility Agent. The Facility Agent shall notify each Website Lender when any document is posted to the Designated Website.

(c)                                      ABB shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                        the Designated Website cannot be accessed due to technical failure;

(ii)                     the password specifications for the Designated Website change;

(iii)                  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                 any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                    ABB becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by ABB under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                     Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. ABB shall comply with any such request within ten Business Days.

20.8                    “Know your customer” checks

(a)                                      If:

(i)                        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                     any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                  a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges any Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of that Agent or any Lender supply, or procure the supply of (to the extent that the relevant information is not already available to the applicable Agent or Lender), such documentation and other evidence as is reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the applicable Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                     Each Lender shall promptly upon the request of any Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Agent (for itself) in order for that Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                      ABB shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(d)                                     Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges any Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, ABB shall promptly upon the request of that Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for that Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor

21.                          FINANCIAL COVENANTS

21.1                    Financial definitions

In this Clause:

“Asbestos Trust” means the trusts established or to be established for the benefit of present and future claimants in the proceedings relating to Combustion Engineering Inc. and ABB Lummus Global Inc. under Chapter 11 of the US Bankruptcy Code.

“Consolidated Profits before Interest and Tax” means, in respect of any Relevant Period, the earnings before interest and taxes, as reflected in the ABB’s consolidated income statement.

“EBITDA” means, for any Relevant Period, Consolidated Profits before Interest and Tax before any amount attributable to the impairment, write-off or amortisation of any intangible assets and impairment, write-off or depreciation of tangible assets adjusted to disregard any impact of gains or losses arising by reason of disposals (such as the sale of businesses, long term assets and equity investments and including the abandonment/liquidation of businesses) occurring after 30 June 2005.

“Marketable Securities and Short-Term Investments” means:

(a)                                      securities issued or unconditionally guaranteed by the government of the United States, Canada, Switzerland, Japan or a member of the European Union or by any agency of such a government having an equivalent credit rating;

(b)                                     commercial paper for which a recognised trading market exists and having a rating of at least A-2 from Standard and Poor’s or at least P-2 from Moody’s or, if unrated, whose issuer has an equivalent rating in respect of its long term debt obligations;

(c)                                      certificates of deposit or bankers’ acceptance issued by, or term deposits made with, any bank or financial institution maturing within one year of being acquired or placed and having a short term unsecured debt rating of at least A-1 from Standard and Poor’s or at least P-1 from Moody’s or (if such investments become accessible no later than three months after the date of acquisition or placement) of at least A-2 from Standard and Poor’s or P-2 from Moody’s;

(d)                                     investments in money-market funds rated at least A-2 from Standard and Poor’s or P-2 from Moody’s or equivalent fund rating;

(e)                                      corporate debt securities listed on a recognized stock exchange and issued by entities rated at least A / A-2; and

(f)                                        any other debt security approved by the Majority Lenders,

(in each case to the extent not reflected as cash and equivalents in ABB’s consolidated balance sheet).

“Net Debt” on a Relevant Date means Total Gross Debt minus Relevant Cash Equivalents.

“Relevant Cash Equivalents” means, as of the last day of the Relevant Period, the aggregate of cash and equivalents (as reflected in ABB’s consolidated balance sheet) and Marketable Securities and Short-Term Investments minus the amount of any such items on such date that:

(a)                                      are designated for application in respect of the Group’s obligations in respect of management incentive, pension and similar arrangements;

(b)                                     are designated for application in respect of the Group’s insurance or reinsurance arrangements; or

(c)                                      are subject to a Security Interest in favour of non-Group members (other than a Security Interest arising pursuant to netting, set-off or consolidation or combination of accounts arising pursuant to banking arrangements entered into in the ordinary course of business).

“Relevant Date” means 30 June and 31 December in each financial year of ABB.

“Relevant Period” means each period of twelve months ending on a Relevant Date.

“Total Gross Debt” means the aggregate of short-term borrowings and current maturities on long-term borrowings and long-term borrowings in each case as reflected in ABB’s consolidated balance sheet as of the last day of the Relevant Period plus:

(a)                                      the obligation of members of the Group to make cash payments to the Asbestos Trusts; and

(b)                                     (without double-counting) the aggregate net proceeds of any Securitisation on the last day of the Relevant Period.

“Total Gross Interest” means, in respect of any Relevant Period, the interest expense for financial liabilities and costs of the Securitisations of the Group as reflected in ABB’s consolidated income statement (excluding items considered as other finance expense, such as, but not limited to, any fees, taxes or commissions, foreign exchange gains or losses, gains or losses on marketable securities, gains or losses on derivatives and charges or credits in relation to management incentive plans).

21.2                    Financial Condition

ABB shall ensure that:

(a)                                      until the occurrence of the Trigger Date, the ratio of EBITDA to Total Gross Interest for each Relevant Period ending on each 30 June and 31 December in any financial year of ABB shall not be less than 3.50:1; and

(b)                                     the ratio of Net Debt to EBITDA for each Relevant Period ending on each 30 June and 31 December in any financial year of ABB shall not be more than 3.00:1.

All calculations will exclude the impact of changes in US GAAP or the application thereof after 30 June 2005.

In relation to the ratio of Net Debt to EBITDA referred to in paragraph (b), if any company or business is sold or acquired by the Group during a Relevant Period, the EBITDA attributable to that company or business shall be (if sold) deducted from EBITDA or (if acquired) added to EBITDA for the Relevant Period, in each case on a pro forma basis assuming the relevant acquisition or disposal to have been made at the start of such Relevant Period, unless ABB (acting reasonably and in good faith)

considers such addition or deduction to be immaterial in the context of the relevant calculation.

22.                          GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1                    Authorisations

Each Obligor shall promptly:

(a)                                      obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                     supply certified copies to the Facility Agent of,

any Authorisation (including, in the case of any Dutch Obligor, any applicable works council advice) required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity and subject to the Reservations enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2                    Compliance with laws

Each Obligor shall comply in all respects with all laws (including, without limitation, Environmental Law and ERISA) to which it may be subject, if failure so to comply would have a Material Adverse Effect.

22.3                    Negative pledge

(a)                                      Neither ABB nor any Obligor shall (and ABB shall procure that no other Group Company will) create or permit to subsist any Security over any of its assets.

(b)                                     Paragraph (a) above does not apply to:

(i)                        any Security over any bank account in favour of the bank with which such account is held, in each case granted by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                     any Security arising by operation of law;

(iii)                  any Security contained in a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

(iv)                 any Security over or affecting any asset acquired by a Group Company after the date of this Agreement if:

(A)                the Security was not created in contemplation of the acquisition of that asset by a Group Company; and

(B)                  the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company;

(v)                    any Security over or affecting any asset of a Group Company after the date of this Agreement, where the Security is created prior to the date on which that Company becomes a Group Company, if:

(A)                the Security was not created in contemplation of the acquisition of that company; and

(B)                  the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(vi)                 any Security provided by one Group Company (not being ABB) to another Group Company;

(vii)              any Security created in respect of the Securitisations provided that the amounts so secured do not at any time exceed USD 1,500,000,000 (or its equivalent in another currency or currencies);

(viii)           any Security over the assets of a Project Company, any shareholder loan made to a Project Company or the shares in a Project Company where such Security was created for the purpose of securing Indebtedness incurred to acquire and/or develop the assets of such Project Company and where such Indebtedness constitutes Project Finance Indebtedness of such Project Company;

(ix)                   any Security securing Indebtedness incurred by a Group Company to refinance Indebtedness secured by Security of the type referred to in paragraphs (iv) or (v) above where such first-mentioned Security is over the same asset and is of the same type as such second-mentioned Security and the conditions referred to in paragraph (iv) or, as the case may be, (v) above continue to be satisfied, mutatis mutandis; and

(x)                      any Security not falling within any of paragraphs (i) to (ix) above inclusive in respect of assets having an aggregate value not exceeding 10% of the aggregate value of the gross assets of the Group (as set out in ABB’s most recent published annual audited consolidated financial statements).

22.4                    Disposals

Any Group Company may enter into a Disposal provided that:

(a)                                      a Disposal of any asset, company or business that is a core asset or undertaking of the Group (each a “Core Undertaking”) or of any asset of a Core Undertaking shall be made on arm’s length terms; and

(b)                                     upon a Disposal of any asset, company or business (Core Undertaking or otherwise) that generates aggregate net proceeds of more than $500,000,000, two authorised signatories of ABB shall provide a certificate to the Facility Agent confirming projected compliance with Clause 21.2 (Financial Condition) to the end of the then-current Relevant Period (on a pro forma basis assuming the relevant Disposal to have been made at the start of such Relevant Period) provided that projections made for the purposes of such certificate shall be based on assumptions which are, in the reasonable opinion of ABB, fair and reasonable as at the date they were supplied.

22.5                    Claims Pari Passu

ABB shall ensure that at all times the claims of the Finance Parties against each Obligor under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

22.6                    Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction save where the Facility Agent is satisfied, acting reasonably, that the relevant Obligor’s obligations under the Finance Documents will continue to be the Obligor’s legal, valid, binding and (subject to the Reservations) enforceable obligations.

22.7                    Acquisitions

Subject to Clause 22.10 (Change of business), any Group Company may acquire any company, business or undertaking or form or enter into any joint venture, partnership, consortium or other like arrangement (a “Joint Venture”) provided that where the aggregate consideration for the acquisition of an undertaking (or, in the case of a Joint Venture, investment by Group Companies) exceeds $500,000,000, two authorised signatories of ABB shall provide a certificate to the Facility Agent confirming projected compliance with Clause 21.2 (Financial Condition) to the end of the then-current Relevant Period (on a pro forma basis assuming the relevant acquisition or investment to have been made at the start of such Relevant Period) provided further that projections made for the purposes of such certificate shall be based on assumptions which are, in the reasonable opinion of ABB, fair and reasonable as at the date they were supplied.

22.8                    Insurance

Each Obligor shall (and ABB shall ensure that each Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the relevant jurisdiction and taking into account the availability of insurance generally.

22.9                    Restriction on Subsidiary Indebtedness

ABB shall ensure that the aggregate amount of Total Gross Debt (other than:

(a)                                      Project Finance Indebtedness;

(b)                                     Indebtedness owed by one Group Company to another Group Company;

(c)                                      amounts borrowed by a finance company which is a Group Company and which are on-lent, and remain on-lent, to an Obligor;

(d)                                     amounts borrowed by a Group Company from a bank to which cash-collateral (in a substantially equivalent amount) has been granted by a Group Company in respect of the relevant Group Company’s obligation to repay such amounts;

(e)                                      Indebtedness relating to ABB Credit OY Leases as at the date of this Agreement;

(f)                                        any amounts borrowed by a Group Company which constitute Total Gross Debt to the extent such amounts are borrowed for the purposes of refinancing other borrowings constituting Total Gross Debt so long as amounts so borrowed are promptly applied in such manner;

(g)                                     Indebtedness in respect of bonds and commercial paper issued by members of the Group that are capital markets issuers; and

(h)                                     amounts owed to Combustion Engineering Inc., ABB Lummus Global Inc or any trust established in connection with their Chapter 11 filings or any other Chapter 11 filing or proceedings relating thereto, of Group Companies which are not Obligors shall not at any time after the date of this Agreement exceed $1,000,000,000.

22.10              Change of business

ABB shall procure that no change is made to the businesses of the Group which would result in the core businesses of the Group, taken as a whole, being other than the businesses of power and automation technology.

22.11              Financial Guarantees

ABB shall ensure that the maximum potential payments in respect of financial guarantees (as provided for or otherwise noted in the consolidated financial statements of ABB and which at 31 December 2004 represented maximum potential payments of $253,000,000) shall not exceed $500,000,000 at any time.

23.                          EVENTS OF DEFAULT

Each of the events or circumstances set out in Clauses 23.1 (Non-payment) to 23.10 (Cessation of Business) inclusive is an Event of Default.

23.1                    Non-payment

Any sum due from an Obligor or the Obligors under this Agreement is not paid at the time, at the place at, and in the currency in which, it is expressed to be payable unless payment is made within 3 Business Days of its due date and the failure to pay is due solely to administrative error or technical delays in the transmission of funds.

23.2                    Financial Covenants

Any requirement of Clause 21.2 (Financial Condition) is not satisfied.

23.3                    Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 21.2 (Financial Condition)) and, if the failure to comply is capable of remedy, it is not remedied within 30 days of the Facility Agent giving notice to ABB of the failure to comply.

23.4                    Misrepresentation

Any representation or statement made or deemed (by virtue of Clause 19.15 (Repetition)) to be made by ABB or any other Obligor in this Agreement is or proves to have been incorrect or misleading in any respect when made or deemed to be made and, where the circumstances making such representation or statement incorrect or misleading are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 30 days of the Facility Agent giving notice to ABB of such representation or statement being incorrect provided that no Event of Default shall occur under this Clause 23.4 by reason of the representation set out in paragraphs (a) or (b) of Clause 19.14 (Dutch Obligor Regulatory Compliance) being untrue (but without prejudice to the rights of the Finance Parties under this Agreement other than under this Clause 23.4 or under applicable law and without prejudice to any other Event of Default which may occur by reason of any representation set out in paragraphs (a) or (b) of Clause 19.14 (Dutch Obligor Regulatory Compliance) being untrue in any material respect or otherwise by reason of a Lender not being a PMP).

23.5                    Cross default

(a)                                      Any Indebtedness of all or any of the Group Companies is not paid when due nor within any originally applicable grace period.

(b)                                     Any Indebtedness of all or any of the Group Companies has (i) become capable of being declared and is declared to be or (ii) otherwise becomes due and payable, in any case, prior to its specified maturity as a result of a default or an event of default (however described).

(c)                                      Any commitment for any Indebtedness of all or any of the Group Companies is cancelled or suspended by a creditor of all or any of the Group Companies as a result of a default or an event of default (however described).

(d)                                     Any creditor of all or any of the Group Companies becomes entitled to declare any Indebtedness of all or any of the Group Companies due and payable prior to its specified maturity as a result of a default or an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 23.5 if (1) the Indebtedness falling within paragraphs (a) to (d) is Project Finance Indebtedness or intra-Group Indebtedness or (2) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) (excluding any described in (1) above) above is less than $50,000,000.

(f)                                    No Event of Default will occur under this Clause 23.5 where the applicable default or relevant circumstances described in paragraphs (a) to (d) above arise as a result of or in connection with any bankruptcy filing under Chapter 11 of the US Bankruptcy Code in respect of ABB Lummus Inc. or Combustion Engineering Inc. or any other related bankruptcy filing under Chapter 11 of the US Bankruptcy Code, or any proceedings relating to any such filing.

23.6                           Insolvency

(a)                                  Any Obligor or any Material Subsidiary is unable or admits in writing an inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor or any Material Subsidiary.

(c)                                  This Clause 23.6 shall not apply to Combustion Engineering Inc. or ABB Lummus Global Inc.

23.7                           Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                  the suspension of payments, a moratorium of any indebtedness, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary (other than a Borrower);

(b)                                 a composition, assignment or arrangement with any creditor of any Obligor or any Material Subsidiary;

(c)                                  the appointment of a liquidator (other than (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation or (ii) in respect of a solvent liquidation of any Material Subsidiary (other than an Obligor)), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any Material Subsidiary or any of its assets (having an aggregate value of at least $50,000,000); or

(d)                                 enforcement of any Security over any assets (having an aggregate value of at least $50,000,000) of any Material Subsidiary or Obligor by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Indebtedness secured by such Security, or any analogous procedure or step is taken in any jurisdiction provided that this Clause 23.7 shall not apply to Combustion Engineering Inc. or ABB Lummus Global Inc.

23.8                           Repudiation

ABB or an Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

23.9                           Unlawfulness

Subject to Clause 8.2 (Borrower Illegality), it is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

23.10                     Cessation of business

The Group, taken as a whole, ceases or threatens to cease to do business.

23.11                     Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to ABB:

(a)                                  cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

SECTION 8

CHANGES TO PARTIES

24.                           CHANGES TO THE LENDERS

24.1                     Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)           assign any of its rights; or

(b)           transfer by novation any of its rights and obligations,

to another bank (the “New Lender”).

24.2                     Conditions of assignment or transfer

(a)                                  The consent of ABB is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender that is a bank or unless an Event of Default has occurred and is continuing.

(b)                                 The consent of ABB to an assignment or transfer must not be unreasonably withheld or delayed. ABB will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by ABB within that time.

(c)                                  The consent of ABB to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                 An assignment or transfer shall be in respect of a Commitment of at least $10,000,000 or, if less, the whole of the Commitment of the relevant assignor or transferor.

(e)                                  An assignment or transfer by a Lender which is also a Swingline Lender of:

(i)             its Dollar Swingline Commitment, its Euro Swingline Commitment or its SEK Swingline Commitment shall only be made if there is a simultaneous assignment or transfer of an equal amount of its Commitment; or

(ii)          its Commitment shall only be effective if either (i) after such assignment or transfer the aggregate of such Lender’s Dollar Swingline Commitment, Euro Swingline Commitment and SEK Swingline Commitment does not exceed its Commitment or (ii) it simultaneously assigns or transfers an aggregate amount of its Dollar Swingline Commitment, Euro Swingline Commitment and SEK Swingline Commitment equal to the amount of its Commitment to be assigned or transferred.

(f)                                    An assignment will only be effective on: (i) receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender; and (ii) performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(g)                                 A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(h)                                 If:

(i)             a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)          as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged, or at such date it is reasonably foreseeable that an Obligor would be obliged, to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 9.5 (Minimum Interest), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(i)                                         For so long as it is a requirement under Dutch law at the time of an assignment or transfer by way of novation that the New Lender qualifies as a PMP, a Lender may only assign or transfer by way of novation all or any of its rights, benefits and obligations hereunder to a New Lender if and to the extent that such new Lender qualifies as a PMP.

(j)                                         For so long as it is a requirement of Dutch law that each Lender is a PMP and that the Dutch Borrower must verify the PMP status of a New Lender, a proposed New Lender which is not a Verifiable PMP shall provide the Dutch Borrower, through the Facility Agent, with information in respect of itself reasonably requested by the Dutch Borrower with a view to enabling the Dutch Borrower to verify its PMP status at least ten Business Days prior to the proposed Transfer Date or the proposed date of assignment in relation to any assignment or transfer pursuant to which it would become a New Lender hereunder.

24.3                           Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $1,500.

24.4                           Limitation of responsibility of Existing Lenders

(a)                                Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)             the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)          the financial condition of ABB or any Obligor;

(iii)       the performance and observance by ABB or any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)      the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                               Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)             has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of ABB and each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)          will continue to make its own independent appraisal of the creditworthiness of ABB and each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                Nothing in any Finance Document obliges an Existing Lender to:

(i)             accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)          support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by ABB or any Obligor of its obligations under the Finance Documents or otherwise.

24.5         Procedure for transfer

(a)                                  Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)                                  On the Transfer Date:

(i)             to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of ABB, the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)          each of ABB, the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as ABB, that Obligor and the New Lender have assumed and/or acquired the same in place of ABB, that Obligor and the Existing Lender;

(iii)       the Agents, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agents, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)      the New Lender shall become a Party as a “Lender”.

24.6         Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                               with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)                                to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about ABB, any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a confidentiality undertaking unless such person is any central bank or supranational bank in which case no confidentiality undertaking will be required.

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the “tax structure” and “tax treatment” (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

25.                                 CHANGES TO THE OBLIGORS

25.1                           Assignments and transfer by Obligors

Neither ABB nor any Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2                           Additional Borrowers

(a)                                  Subject to compliance with paragraphs (c) and (d) of Clause 20.8 (“Know your Customer” checks), ABB may request by written notice that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(i)             that Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

(ii)          ABB delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

(iii)       ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)      the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                                  Delivery of a Borrower Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 19.5

(Validity and admissibility in evidence) and the representations and warranties deemed to be repeated pursuant to Clause 19.15 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.3                     Resignation of a Borrower

(a)                                  ABB may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)                                 The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

(i)             no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this to be the case); and

(ii)          the relevant Borrower is under no actual or contingent obligations under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4                           Additional Guarantors

(a)                                  Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.8 (“Know Your Customer” Checks), ABB may request that any of its wholly owned Subsidiaries become an Additional Guarantor.  That Subsidiary shall become an Additional Guarantor if:

(i)             that Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

(ii)          ABB delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)       ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Guarantor; and

(iv)      the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent.

(b)                                 If legal counsel in the jurisdiction of incorporation of the relevant Subsidiary so advise, ABB and the Lenders shall enter into negotiations with a view to agreeing such amendments to Clause 18 (Guarantee and Indemnity) as may be necessary to enable the Subsidiary to become an Additional Guarantor without contravening any applicable laws.

(c)                                  The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.5                           Repetition of Representation

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 19.5 (Validity and Admissibility in Evidence) and the representations and warranties deemed to be repeated pursuant to Clause 19.15 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6                           Resignation of a Guarantor

(a)                                ABB may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b)                               The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

(i)             no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this is the case); and

(ii)          in the case of an Original Guarantor, all the Lenders have consented to ABB’s request.

SECTION 9

THE FINANCE PARTIES

26.                                 ROLE OF THE AGENTS AND THE MANDATED LEAD ARRANGERS

26.1                           Appointment of the Agents

(a)                                Each of the Mandated Lead Arrangers and the Lenders appoints each Agent to act as its agent under and in connection with the Finance Documents.

(b)                               Each of the Mandated Lead Arrangers and the Lenders authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to such Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)                                The Facility Agent and the Euro Swingline Agent shall, unless ABB agrees otherwise, act out of an office in London.

(d)                               The Dollar Swingline Agent shall, unless ABB agrees otherwise, act out of an office in New York.

(e)                                The SEK Swingline Agent shall, unless ABB agrees otherwise, act out of an office in Stockholm.

26.2                           Duties of the Agents

(a)                                Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Agent for that Party by any other Party.

(b)                               If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)                                The Facility Agent shall promptly notify:

(i)             the Lenders of any Default arising under Clause 23.1 (Non-payment); and

(ii)          each Swingline Agent of:

(A)      any assignments or transfers by a Lender pursuant to Clause 24 (Changes to the Lenders); and

(B)        any changes to the Obligors pursuant to Clause 25 (Changes to Obligors).

(d)                               Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3                           Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4                           No fiduciary duties

(a)                                Nothing in this Agreement constitutes an Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)                               No Agent nor either Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5                           Business with the Group

Each Agent and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Group Companies.

26.6                           Rights and discretions of the Agents

(a)                                  Each Agent may rely on:

(i)                        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                     any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment)); and

(ii)                     any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                  Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 Each Agent may act in relation to the Finance Documents through its personnel and agents.

26.7                     Majority Lenders’ instructions

(a)                                  Unless a contrary indication appears in a Finance Document, each Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8         Responsibility for documentation

No Agent nor either Mandated Lead Arranger:

(a)                                  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, a Mandated Lead Arranger, ABB, any Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9                           Exclusion of liability

(a)                                  Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence, wilful default or wilful misconduct.

(b)                                 No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of such Agent may rely on this Clause.

(c)                                  No Agent will (absent negligence, wilful default or wilful misconduct directly giving rise to such liability) be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by such Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Facility Agent or any Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

26.10                     Lenders’ indemnity to the Agents

The Lenders shall (in proportion to their Commitments or, if the Total Commitments are then zero, to their Commitments immediately prior to their reduction to zero) severally indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent’s negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by ABB or the Obligors pursuant to a Finance Document).

26.11                     Resignation of an Agent

(a)                                An Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and ABB provided that such successor shall act out of an office in (the “Required Location”):

(i)             in the case of the Facility Agent, London;

(ii)          in the case of the Dollar Swingline Agent, New York;

(iii)       in the case of the Euro Swingline Agent, London; and

(iv)      in the case of the SEK Swingline Agent, Stockholm.

(b)                               Alternatively an Agent may resign by giving notice to the Lenders and ABB, in which case the Majority Lenders may appoint a successor Agent which will act out of an office in the Required Location.

(c)                                If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the resigning Agent may appoint a successor Agent which will act out of an office in the Required Location.

(d)                               A successor Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(e)                                The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                                  Such Agent’s resignation notice shall only take effect upon the appointment of a successor as contemplated in paragraphs (b) and (c) above.

(g)                               Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                               After consultation with ABB, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with paragraph (b) above.  In this event, such Agent shall resign in accordance with paragraph (b) above.

26.12                     Confidentiality

(a)                                In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                               If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

(c)                                Notwithstanding any other provision of any Finance Document to the contrary, neither Agent nor either Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.13                     Relationship with the Lenders

(a)                                Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                               Each Lender shall supply each Agent with any information required by such Agent in order to calculate the Mandatory Cost.

26.14                     Credit appraisal by the Lenders

Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                the financial condition, status and nature of each Group Company;

(b)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance

Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                               the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by an Agent, any other Party or by any other person under or in connection with any Finance Document, a Mandated Lead Arranger the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.15                     Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with ABB) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.                                 CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                               oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                                 SHARING AMONG THE LENDERS

28.1                           Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount from ABB or an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                the Recovering Lender shall, within 3 Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                               the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2                           Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by ABB or the relevant Obligor (as the case may be) and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 29.5 (Partial payments).

28.3                           Recovering Lender’s rights

(a)                                On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                               If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, ABB or the relevant Obligor (as the case may be) shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

28.4                           Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)                                each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

(b)                               that Recovering Lender’s rights of subrogation in respect of any reimbursement shall be cancelled and ABB or the relevant Obligor (as the case may be) will be liable to the reimbursing Lender for the amount so reimbursed.

28.5                           Exceptions

(a)                                This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against ABB or the relevant Obligor (as the case may be).

(b)                               A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)             it notified the other Lenders of the legal or arbitration proceedings; and

(ii)          the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

29.           PAYMENT MECHANICS

29.1         Payments to the Agents

(a)                                For the purpose of this Clause 29 a reference to the “Relevant Agent” means:

(i)             in relation to payments under the Dollar Swingline Facility, the Dollar Swingline Agent;

(ii)          in relation to payments under the Euro Swingline Facility, the Euro Swingline Agent;

(iii)       in relation to payments under the SEK Swingline Facility, the SEK Swingline Agent; and

(iv)      for all other payments, the Facility Agent.

(b)                               On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, such Borrower or, as the case may be, such Lender shall make the same available to the Relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(c)                                Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Relevant Agent specifies.

29.2                           Distributions by the Facility Agent

Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Obligors) and Clause 29.4 (Clawback) be made available by such Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3                           Distributions to the Obligors

An Agent may (with the consent of ABB or the relevant Obligor (as the case may be) or in accordance with Clause 30 (Set-off)) apply any amount received by it for ABB or that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from ABB or that Obligor (as the case may be) under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4                           Clawback

(a)                                Where a sum is to be paid to an Agent under the Finance Documents for another Party, such Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its absolute satisfaction that it has actually received that sum (and such Agent shall make such due enquiry as a diligent agent would make in so establishing).

(b)                               If an Agent pays an amount to another Party and it proves to be the case that such Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Agent shall on demand refund the same to such Agent together with interest on that amount from the date of payment to the date of receipt by such Agent, calculated by such Agent to reflect its cost of funds.

(c)                                In the event that a Lender fails to make its participation in an Advance available to the Relevant Agent (as defined in Clause 29.1 (Payments to the Agents)) in accordance with the terms of this Agreement, such Lender hereby indemnifies the Relevant Agent on demand against all costs, losses and expenses that the Relevant Agent may incur as a result of such failure (including, without limitation, where the Relevant Agent, at its sole option, makes arrangements to make available to the relevant Borrower an amount equal to said participation).

(d)                               For the purposes of paragraph (c) of this Clause 29.4, if a Lender makes its participation available to the Relevant Agent after 3.00 p.m. (London time) on the due date, such participation shall be deemed to have been made available on the Business Day immediately succeeding the said due date.

29.5                           Partial payments

(a)                                If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by ABB or the Obligors under the Finance Documents, such Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)             first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents under the Finance Documents;

(ii)          secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)       thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)      fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                               The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                Paragraphs (a) and (b) above will override any appropriation made by ABB or any Obligor.

29.6                           No set-off by Obligors

All payments to be made by ABB or the Obligors under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7                           Business Days

(a)                                Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                               During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.8                           Currency of account

(a)                                Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from ABB or the Obligors under any Finance Document.

(b)                               A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which that Advance or Unpaid Sum is denominated on its due date.

(c)                                Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                               Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.9                           Change of currency

(a)                                Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)             any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with ABB); and

(ii)          any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                               If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with ABB) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.                                 SET-OFF

Without prejudice to the rights at law of each Finance Party, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from ABB or the Obligors under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to ABB or the Obligors, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.                                 NOTICES

31.1                           Communications in writing

(a)                                Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b)                               With the consent of the relevant Lender, the Agents may serve notices and other information on a Lender by way of electronic mail.

31.2                           Addresses

(a)                                The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i)             in the case of the Original Obligors, that identified in Part V (The Original Obligors) of Schedule 1, with a copy to ABB and ABB Capital B.V., Zurich Branch;

(ii)          in the case of ABB, that identified in Part V (The Original Obligors) of Schedule 1;

(iii)       in the case of an Additional Obligors, that identified in the Borrower Accession Letter relating to that Additional Obligors, with a copy to ABB and ABB Capital B.V., Zurich Branch;

(iv)      in the case of ABB Capital B.V., Zurich Branch, that identified in paragraph (b) below;

(v)         in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(vi)      in the case of an Agent, that identified in paragraph (b) below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days’ notice.

(b)

(i)

the Facility Agent:

Credit Suisse
1 Cabot Square
Canary Wharf
London E14 4QJ

Attn:	Loans Agency / Paul Ronchi, Agency department

Tel:	020 7888 8361 8362
Fax:	020 7458 8204 / 020 7888 8398

(ii)

the Dollar Swingline Agent:

Credit Suisse, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010-3629
USA

Attn:	Karl Studer

Tel:	00 212 325 9163
Fax:	00 212 325 8326
E-mail:	karl.studer@csfb.com

(iii)

the Euro Swingline Agent

Credit Suisse
1 Cabot Square
Canary Wharf
London E14 4QJ

Attn:	Loans Agency

Tel:	020 7888 8361 8362
Fax:	020 7458 8204 / 020 7888 8398

(iv)

the SEK Swingline Agent

Seb Merchant Banking, Skandinaviska Enskilda Banken, Ab (Publ)

Rissneleden
110106 40
Stockholm
Sweden
Attn: SEB Merchant Banking, Structured Finance Operations

Tel: +46 8 763 8166
Fax: +46 8 6110384

(v)

ABB Capital B.V., Zurich Branch

Affolternstrasse 44
PO Box 8131
CH-8050
Switzerland
Attn:	Head of GTO
Fax:	+41 43 317 7474

Copy:	Legal Department
Fax:	+41 43 317 7992

31.3                           Delivery

(a)                                Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)             if by way of fax, when received in legible form; or

(ii)          if by way of letter, when it has been left at the relevant address or 5 (in the case of domestic mail) or 10 (in the case of air mail) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)       if by way of electronic mail, when received.

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer, provided that if receipt is on a day that is not a working day in the country of receipt or is at a time outside normal business hours, such communication shall be effective on the next succeeding working day.

(b)                               Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 31.2 (Addresses) (or any substitute department or officer as the relevant Agent shall specify for this purpose).

(c)                                All notices from or to an Obligor shall be sent through the Facility Agent.

31.4                           Notification of address and fax number

Promptly upon receipt of notification of an address, fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

31.5                           English language

(a)                                Any notice given under or in connection with any Finance Document must be in English.

(b)                               All other documents provided under or in connection with any Finance Document must be:

(i)             in English; or

(ii)          if not in English, and if so required by the Facility Agent, accompanied by a certified English translation.

32.                                 CALCULATIONS AND CERTIFICATES

32.1                           Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                           Certificates and Determinations

Except where otherwise indicated, any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                           Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.                                 PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.                                 REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.                                 AMENDMENTS AND WAIVERS

35.1                           Required consents

(a)                                Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and ABB and any such amendment or waiver will be binding on all Parties.

(b)                               The Facility Agent may effect (and is hereby so authorised by each Finance Party), on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2                           Exceptions

(a)                                An amendment or waiver that has the effect of changing or which relates to:

(i)             the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)          an extension to the date of payment of any amount under the Finance Documents;

(iii)       a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)      an increase in any Commitment;

(v)         any provision which expressly requires the consent of all the Lenders;

(vi)      Clause 2.2 (Lenders’ rights and obligations), Clause 4.2 (Further conditions precedent), Clause 24 (Changes to the Lenders), Clause 25 (Changes to the Obligors), Clause 28 (Sharing among the Lenders) or this Clause 35; or

(vii)   any change to the Obligors other than in accordance with Clause 25 (Changes to the Obligors),

shall not be made without the prior consent of all the Lenders.

(b)                               An amendment or waiver which relates to the rights or obligations of any Agent or either Mandated Lead Arranger may not be effected without the consent of such Agent or such Mandated Lead Arranger.

36.                                 COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

37.                                 GOVERNING LAW

This Agreement is governed by English law.

38.                                 ENFORCEMENT

(a)                                       The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                      The Parties agree that the courts of England are the most appropriate  and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                       This Clause 38 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.

(d)                                      If ABB Capital B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

(e)                                       ABB and each Obligor incorporated in a jurisdiction other than England and Wales agree that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Limited, at Daresbury Park, Daresbury, Warrington WA4 4BT, Cheshire, United Kingdom or, if different, its registered office, with a copy to ABB.  If the appointment of the person mentioned in this sub-clause (e) ceases to be effective, ABB and each Obligor shall immediately appoint another person in England to accept service of process on its behalf in England.  If ABB or any Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to ABB or the relevant Obligor (as the case may be).  Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

Part I
The Original Lenders

Name	Facility Office	Commitment ($)
Barclays Bank PLC	5 The North Colonnade Canary Wharf London E14 4BB	120,000,000

BNP Paribas	37 Place Du Marche Saint Honore 75 001 Paris	120,000,000

Citibank, N.A.	Citigroup Centre 25 Canada Square Canary Wharf London E14 5HQ	120,000,000

Commerzbank Aktiengesellschaft, Großkundencenter Region Mitte	Neue Mainzer Landstrasse 33-35 60311 Frankfurt am Main	120,000,000

Credit Suisse	1 Cabot Square Canary Wharf London E14 4QJ	120,000,000

Deutsche Bank Luxembourg S.A.	2, boulevard Konrad Adenauer L-1115 Luxembourg	120,000,000

Dresdner Bank AG, Niederlassung Luxemburg	26, rue du Marché-aux-Herbes L-2097 Luxembourg	120,000,000

HSBC Bank plc	8 Canada Square Canary Wharf London E14 5HQ	120,000,000

HVB Banque Luxembourg Société Anonyme	4, rue Alphonse Weicker L-2721 Luxembourg-Kirchberg	120,000,000

Nordea Bank AB (publ)	International Loan Services, H 352 SE-105 71 Stockholm Sweden	120,000,000

Skandinaviska Enskilda Banken AB (publ)	Rissneleden 110 106 40 Stockholm Sweden	120,000,000

Svenska Handelsbanken AB (publ)	Blasieholmstorg 11 SE-10670 Stockholm Sweden	120,000,000

ABN AMRO Bank N.V., Niederlassung Deutschland	Theodor-Heuss-Allee 80 D-60486 Frankfurt Germany	72,500,000

Banco Bilbao Vizcaya Argentaria S.A.	108 Cannon Street London EC4N 6EU	72,500,000

Bank of America, N.A.	5 Canada Square London E14 5AQ	72,500,000

DnB Nor Bank ASA	DnB NOR Bank ASA, KKD Stranden 21, 0021 Oslo	72,500,000

ING Luxembourg S.A.	52 route d’Esch L-2965 Luxembourg	72,500,000

KBC Bank NV Dublin Branch	KBC Bank NV Dublin Branch Sandwith Street Dublin 2	72,500,000
UBS Limited	1, Finsbury Avenue, London EC2M 2PP	72,500,000

Banca Intesa SpA	London Branch, 90 Queen St, London, EC4N 1SA	52,500,000

Total		2,000,000,000

Part II
The Dollar Swingline Lenders

Name	Facility Office	Dollar Swingline Commitment ($)
Barclays Bank PLC	200 Cedar Knolls Road,Whippany, New Jersey, 07981,U.S.A	55,500,000

BNP Paribas	French American Banking Corporation PO Box 7589 FDR station, NY 10150	55,500,000

Citibank, N.A.	399 Park Ave 16th floor, NY, NY 10043	55,500,000

Credit Suisse, Cayman Islands Branch	One Madison Avenue New York, NY 10010	55,500,000

Deutsche Bank Luxembourg S.A. c/o Deutsche Bank AG New York	90 Hudson Street New Jersey NJ 07302	55,500,000

Dresdner Bank AG, Niederlassung Luxemburg c/o Dresdner Bank AG New York Branch	1301 Avenue of the Americas, 10th Floor New York, NY 10019	55,500,000

HSBC Bank plc	One HSBC Centre 26th Floor, Buffalo NY 14203	55,500,000

HVB Banque Luxembourg Société Anonyme (acting through HVB New York Branch)	150 East 42nd Street New York, NY 10017	55,500,000

Nordea Bank AB (publ)	Nordea Bank Finland PLC, New York Branch 437 Madison Avenue New York, NY 10022	50,000,000

Skandinaviska Enskilda Banken AB (publ)	245 Park Avenue, 42nd Floor New York, NY 10167	50,000,000

Svenska Handelsbanken, New York Branch	875 Third Avenue NY 10022-7218 New York	50,000,000

ABN AMRO Bank N.V.	540 West Madison Street, Suite 2621 Chicago Illinois 60661	26,000,000

Banco Bilbao Vizcaya Argentaria S.A.	1345 Avenue of the Americas 45th Floor, New York N.Y. 10105	26,000,000

Bank of America, N.A.	Bank of America Corporate Centre 101 N. Tryon Street15th Floor Charlotte NC 28255	26,000,000

DnB Nor Bank ASA	200 Park Avenue - 31st Floor New York, NY 10166	26,000,000

KBC Bank NV New York Branch	125 West 55th Street New York NY 10019	26,000,000

UBS Loan Finance LLC	677 Washington Blvd. Stamford, CT 06901 USA	26,000,000

Total		750,000,000

Part III
The Euro Swingline Lenders

Name	Facility Office	Euro Swingline Commitment ($)
Barclays Bank PLC	London branch	55,500,000

BNP Paribas	Paris branch	55,500,000

Citibank, N.A.	London branch	55,500,000

Credit Suisse	London branch	55,500,000

Deutsche Bank Luxembourg S.A.	Luxembourg branch	55,500,000

Dresdner Bank AG, Niederlassung Luxemburg	Luxembourg branch	55,500,000

HSBC Bank plc	London branch	55,500,000

HVB Banque Luxembourg Société Anonyme	Luxembourg branch	55,500,000

Nordea Bank AB (publ)	Stockholm branch	50,000,000

Skandinaviska Enskilda Banken AB (publ)	Stockholm branch	50,000,000

Svenska Handelsbanken AB (publ)	Stockholm branch	50,000,000

ABN AMRO Bank N.V., Niederlassung Deutschland	Frankfurt branch	26,000,000

Banco Bilbao Vizcaya Argentaria S.A.	London branch	26,000,000

Bank of America, N.A.	London branch	26,000,000

DnB Nor Bank ASA	Oslo branch	26,000,000

KBC Bank NV Dublin Branch	Dublin branch	26,000,000

UBS Limited	London branch	26,000,000

Total		750,000,000

Part IV
The SEK Swingline Lenders

Name	Facility Office	SEK Swingline Commitment ($)
Skandinaviska Enskilda Banken AB (publ)	Rissneleden 110 106 40 Stockholm Sweden	70,000,000

Nordea Bank AB (publ)	International Loan Services, H 352 SE-105 71 Stockholm Sweden	65,000,000

Svenska Handelsbanken AB (publ)	Blasieholmstorg 11 SE-10670 Stockholm Sweden	65,000,000

Total		200,000,000

Part V
The Original Obligors

Name of Original Borrower	Address		Jurisdiction of incorporation
ABB Capital B.V.	Burgemeester Haspelslaan 65, 5/F PO Box 74690 Amstelveen NL-1181 NB Netherlands		Netherlands
	Attention:	Managing Director
	Fax:	+ 31 20 445 9844
Copy: Legal Department
Fax: + 41 43 317 7992

ABB Asea Brown Boveri Ltd	Affolternstrasse 44 CH-8050 Zurich Switzerland		Switzerland
	Attention:	Deputy CFO
	Fax:	+41 43 317 3929
Copy: Legal Department
Fax: +41 43 317 7992

Name of Original Guarantor	Address		Jurisdiction of incorporation
ABB Capital B.V.	Burgemeester Haspelslaan 65, 5/F PO Box 74690 Amstelveen NL-1181 NB Netherlands		Netherlands
	Attention:	Managing Director
	Fax:	+ 31 20 445 9844
Copy: Legal Department
Fax: + 41 43 317 7992

ABB Asea Brown Boveri Ltd	Affolternstrasse 44 CH-8050 Zurich Switzerland		Switzerland
	Attention:	Deputy CFO
	Fax:	+41 43 317 3929
Copy: Legal Department
Fax: + 41 43 317 7992

ABB Ltd	Affolternstrasse 44 CH-8050 Zurich Switzerland		Switzerland
	Attention:	Deputy CFO
	Fax:	+41 43 317 3929
Copy: Legal Department
Fax: +41 43 317 7992

SCHEDULE 2
CONDITIONS PRECEDENT

Part I
Conditions Precedent

1.                                 Corporate Documents

(a)                                      A copy of the constitutional documents of each Obligor.

(b)                                     A copy of a resolution of the board of directors of each Obligor (if applicable) or, in the case of ABB Capital B.V., a copy of a resolution of the board of managing directors (directie) or, in the case of ABB, a copy of an excerpt of the minutes of the board of directors of ABB:

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                     (other than in relation to ABB) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                      A copy of a shareholders resolutions of ABB Capital B.V.

(d)                                     A copy of a shareholders resolution of ABB Asea Brown Boveri Ltd.

(e)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(f)                                        A certificate of each Obligor (signed without personal liability by an authorised signatory of each Obligor) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that relevant Obligor to be exceeded.

(g)                                     A certificate of an authorised signatory of the relevant Obligor, certifying without personal liability that each copy document relating to it specified in paragraph 1 (a) - (f) of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                 Legal opinions

(a)                                      A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Mandated Lead Arrangers and the Agents in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                     A legal opinion of Clifford Chance Limited Liability Partnership, Amsterdam, legal advisers to the Mandated Lead Arranger and the Agents in the Netherlands in the form approved by the Facility Agent.

(c)                                      A legal opinion of Baer & Karrer, legal advisers to the Mandated Lead Arrangers and the Agents in Switzerland in the form approved by the Facility Agent.

3.                                 Other documents and evidence

(a)                                      Evidence that the process agent referred to in paragraph (e) of Clause 38 (Service of process) has accepted its appointment.

(b)                                     Repayment and cancellation in full of the Existing Credit Facility.

(c)                                      The Original Financial Statements of each Obligor.

(d)                                     Evidence that the fees, costs and expenses then due from ABB pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

Part II
Additional Obligor Conditions Precedent

1.                                 An Accession Letter, duly executed by the Additional Obligor and ABB.

2.                                 A copy of the constitutional documents of the Additional Obligor.

3.                                 A copy of a resolution of the board of directors, or other suitable authority, of the Additional Obligor:

(a)                                      approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                     authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                      authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                 If required under applicable law, a copy of a resolution of the Additional Obligor as Guarantor stating that the shareholders resolve and approve the entering into, and the terms and conditions of, this Agreement, in particular, in relation to any Additional Obligor incorporated in Switzerland that is acceding as a Guarantor, the guarantee to be provided by such Additional Obligor as Guarantor for the purpose of securing the prompt and complete satisfaction of all present and future conditional and unconditional claims of the Finance Parties against any member of the Group other than such Additional Obligor as Guarantor and its wholly owned subsidiaries arising from time to time out of the Finance Documents.

5.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.                                 A certificate of the Additional Obligor (signed by two duly authorised signatories) confirming that borrowing or guaranteeing (as the case may be) the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.                                 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                                 If available, the latest audited financial statements of the Additional Obligor.

10.                           A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Mandated Lead Arrangers and the Facility Agent in England.

11.                           If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

12.                           If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in paragraph (e) of Clause 38 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3
UTILISATION REQUEST

From:	[Name of Borrower]

To:	[Agent]

Copied to:	[Facility Agent]*

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Credit Agreement

dated [•] (the “Credit Agreement”)

1.                                 Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2.                                 We wish to borrow a [Revolving Advance/Dollar Swingline Advance/Euro Swingline Advance/SEK Swingline Advance] on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Advance:	[•]

Amount:	[•]

Interest Period:	[•]

3.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                 The proceeds of this Advance should be credited to [account].

5.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[Name of Borrower]

SCHEDULE 4

THE MARGIN

	Credit Rating
	BBB+/Baa1 or higher	BBB/Baa2	BBB-/Baa3	BB+/Ba1	BB/Ba2 or lower
Margin (basis points per annum)	25	30	40	55	70

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[•] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

ABB Ltd - $2,000,000,000 Credit Agreement

dated [•] (the “Credit Agreement”)

1.                                 Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2.                                 We refer to Clause 24.5 (Procedure for transfer) of the Credit Agreement:

(a)                                      The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)                                     The proposed Transfer Date is [•].

(c)                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.                                 The New Lender confirms on the Transfer Date that it is a PMP.(1)

5.                                 This Transfer Certificate is governed by English law.

(1)   Only to be included if it is a requirement under Dutch law at the time of such assignment or transfer that the New Lender qualifies as a PMP.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By:

SCHEDULE 6
TIMETABLES

	Advances in Euro	Advances in Dollars	Advances in SEK	Advances in other currencies

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	10 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Advance, if required under Clause 5.4 (Lenders’ participation)	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date	N/A	11 a.m. London time, 3 Business Day prior to the proposed Utilisation Date	11 a.m. London time, 3 Business Days prior to the proposed Utilisation Date

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower

Delivery of a duly completed Utilisation Request (Clause 5.5 (Delivery of a Utilisation Request for a Swingline Advance))	9.30 a.m. London time on the proposed Utilisation Date	11 a.m. New York time on the proposed Utilisation Date	10.00 a.m. Stockholm time on the proposed Utilisation Date	N/A

	Advances in Euro	Advances in Dollars	Advances in SEK	Advances in other currencies

Swingline Agent notifies each Swingline Lender of the amount, currency and the Base Currency Amount of each Swingline Advance (paragraph (c) of Clause 5.8 (Swingline Lenders’ Participation))	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	Promptly upon receipt from the relevant Borrower	N/A

Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	N/A	N/A	N/A	Quotation Day as of 9 a.m. London time

Facility Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	N/A	N/A	N/A	Upon receipt of notification from the Lenders

LIBOR or EURIBOR or STIBOR is fixed	Quotation Day as of 11.00 a.m. Brussels time	Quotation Day as of 11.00 a.m. London time	Quotation Day as of 11.00 a.m. Stockholm time	Quotation Day as of 11. 00 a.m. London time

SCHEDULE 7

FORM OF ACCESSION LETTER

To:	Credit Suisse as Facility Agent

From: [Subsidiary] and ABB Ltd

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Revolving Credit Agreement dated [•]

(the “Agreement”)

1.                                 We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                 [Subsidiary] agrees to become an [Additional Borrower]/[Additional Guarantor] and to be bound by the terms of the Agreement as an [Additional Borrower]/[Additional Guarantor] pursuant to [Clause 25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)] of the Agreement.

3.                                 [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

4.                                 [Subsidiary] is a wholly owned Subsidiary of ABB Ltd.

5.                                 [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

6.                                 This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed].

ABB Ltd	[Subsidiary]

By:	By:

SCHEDULE 8

FORM OF RESIGNATION LETTER

To:	Credit Suisse as Facility Agent

From:	[resigning Obligor] and ABB Ltd

Dated: [•]

Dear Sirs

ABB Ltd - $2,000,000,000 Revolving Credit Agreement dated [•]

(the “Agreement”)

1.                                 We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                 Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.                                 We confirm that:

(a)                                      no Default would result from the acceptance of this request; and

(b)                                     [resigning Obligor] is under no actual or contingent liability under the Agreement.

4.                                 This Resignation Letter is governed by English law.

ABB Ltd	[Subsidiary]

By:	By:

SCHEDULE 9

MANDATORY COST

The Mandatory Cost is an addition to the interest rate on an Advance denominated in Sterling to compensate the Lenders for the cost attributable to such Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the “BoE Act”) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England calculated by reference to liabilities used to fund the Advance.

The Mandatory Cost shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

XL + S(L - D)

100 - (X + S)

where on the day of application of a formula:

X                                                         is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the BoE Act to maintain cash ratio deposits with the Bank of England;

L                                                           is LIBOR applicable to the relevant Advance;

S                                                           is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D                                                         is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 x 7 and not as 0.15% x 7%. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Mandatory Cost shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Mandatory Cost attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Mandatory Cost in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render the above formula (or any element of the formula, or any defined term used in the formula) inappropriate or inapplicable, the Facility Agent (following consultation with ABB and the Majority Lenders) shall be entitled to vary the same by giving notice to the Parties. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties and shall apply from the date specified in such notice.

For the purposes of this Schedule, “Eligible Liabilities” and “Special Deposits” have the meanings given to those terms under or pursuant to the BoE Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

SCHEDULE 10

MATERIAL SUBSIDIARIES

Company Name	Jurisdiction	ABB Interest (%)
ABB Finance B.V.	Netherlands	100

ABB Capital B.V.	Netherlands	100

ABB International Finance Limited	Guernsey	100

ABB Holdings Inc.	United States	100

ABB AG	Germany	100

ABB AB	Sweden	100

ABB S.p.A.	Italy	100

ABB Schweiz AG	Switzerland	100

ABB (China) Ltd	China	100

ABB Inc.	United States	100

SCHEDULE 11

FORM OF COVENANT COMPLIANCE CERTIFICATE

To:	Credit Suisse as Facility Agent

From:	ABB Ltd

Dated:

Dear Sirs

ABB Ltd $2,000,000,000 Multicurrency Revolving Credit Agreement dated [•] (the “Agreement”)

We refer to the Agreement. This is a Covenant Compliance Certificate delivered with the consolidated accounts of ABB dated [30 June, 31 December] [200 ] (the “Reference Date”). Terms defined in the Agreement have the same meaning when used in this Covenant Compliance Certificate unless given a different meaning.

We confirm that:

(a)                            EBITDA: Total Gross Interest

In respect of the Relevant Period ending on the Reference Date:

(i)                                         EBITDA was [•].

(ii)                                      Total Gross Interest was [•].

Therefore the ratio of EBITDA to Total Gross Interest in respect of such period was [•] : [•] and the covenant contained in paragraph (a) of Clause 21.2 (Financial Condition) [has/has not] been complied with.(2)

(b)                           Net Debt : EBITDA

(i)                                         Net Debt was [•].

(ii)                                      EBITDA was [•].

Therefore the ratio of Net Debt : EBITDA in respect of such period was [•]:[•] and the covenant contained in paragraph (b) of Clause 21.2 (Financial Condition) [has/has not] been complied with.

Officer of ABB Ltd	Officer of ABB Ltd
(without personal liability)	(without personal liability)

(2)   Not required after Trigger Date.

SIGNATURES

The Original Borrowers

ABB CAPITAL B.V.

By:	BRIAN VAN REIJN	JOHN KRUM

ABB ASEA BROWN BOVERI LTD

By:	URS ARNOLD	ALEX HALL

The Original Guarantors

ABB LTD

By:	MICHEL DEMARÉ	ALFRED STORCK

ABB CAPITAL B.V.

By:	BRIAN VAN REIJN	JOHN KRUM

ABB ASEA BROWN BOVERI LTD

By:	URS ARNOLD	ALEX HALL

The Mandated Lead Arrangers

BARCLAYS CAPITAL

By:	MELISSA BACANI (under power of attorney)

BAYERISCHE HYPO-UND VEREINSBANK AG

By:	MELISSA BACANI (under power of attorney)

BNP PARIBAS

By:	MELISSA BACANI (under power of attorney)

CITIGROUP GLOBAL MARKETS LIMITED

By:	MELISSA BACANI (under power of attorney)

COMMERZBANK AKTIENGESELLSCHAFT

By:	MELISSA BACANI (under power of attorney)

CREDIT SUISSE

By:	MELISSA BACANI (under power of attorney)

DEUTSCHE BANK AG

By:	MELISSA BACANI (under power of attorney)

DRESDNER KLEINWORT WASSERSTEIN (acting through DRESDNER BANK AG,
NIEDERLASSUNG LUXEMBURG)

By:	MELISSA BACANI (under power of attorney)

HANDELSBANKEN CAPITAL MARKETS, SVENSKA HANDELSBANKEN AB (publ)

By:	MELISSA BACANI (under power of attorney)

HSBC BANK PLC

By:	MELISSA BACANI (under power of attorney)

NORDEA BANK AB (publ)

By:	MELISSA BACANI (under power of attorney)

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL)

By:	MELISSA BACANI (under power of attorney)

The Lenders

For the purpose of the Dutch Banking Act, each Lender expressly confirms the representations given by it in Clause 19.14 (Dutch Obligor Regulatory Compliance).

BARCLAYS BANK PLC
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

BNP PARIBAS
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

CITIBANK, N.A.
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

COMMERZBANK AKTIENGESELLSCHAFT, GROßKUNDENCENTER REGION MITTE
(as Revolving Bank)

By:	MELISSA BACANI (under power of attorney)

CREDIT SUISSE
(as Revolving Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
(as Dollar Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

DEUTSCHE BANK LUXEMBOURG S.A.
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

DRESDNER BANK AG, NIEDERLASSUNG LUXEMBURG
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

HSBC BANK PLC
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME
(as Revolving Bank and Euro Swingline Bank)

and

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME (ACTING THROUGH HVB NEW YORK BRANCH)
(as Dollar Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

NORDEA BANK AB (PUBL)
(as Revolving Bank, Dollar Swingline Bank, Euro Swingline Bank and SEK Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
(as Revolving Bank, Dollar Swingline Bank, Euro Swingline Bank and SEK Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

SVENSKA HANDELSBANKEN AB (PUBL)
(as Revolving Bank, Dollar Swingline Bank, Euro Swingline Bank and SEK Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND
(as Revolving Bank and Euro Swingline Bank)

and

ABN AMRO BANK N.V.
(as Dollar Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

BANCO BILBAO VIZCAYA ARGENTARIA S.A.
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

BANK OF AMERICA, N.A.
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

DNB NOR BANK ASA
(as Revolving Bank, Dollar Swingline Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

ING LUXEMBOURG S.A.
(as Revolving Bank)

By:	MELISSA BACANI (under power of attorney)

KBC BANK NV DUBLIN BRANCH
(as Revolving Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

KBC BANK NV NEW YORK BRANCH
(as Dollar Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

UBS LIMITED
(as Revolving Bank and Euro Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

UBS LOAN FINANCE LLC
(as Dollar Swingline Bank)

By:	MELISSA BACANI (under power of attorney)

BANCA INTESA SPA.
(as Revolving Bank)

By:	MELISSA BACANI (under power of attorney)

The Facility Agent

CREDIT SUISSE

By:	MELISSA BACANI (under power of attorney)

The Dollar Swingline Agent

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	MELISSA BACANI (under power of attorney)

The Euro Swingline Agent

CREDIT SUISSE

By:	MELISSA BACANI (under power of attorney)

The SEK Swingline Agent

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN, AB (PUBL)

By:	MELISSA BACANI (under power of attorney)